ADOPTION AGREEMENT FOR
                    QUALIFIED PROFIT SHARING AND 401(K) PLAN
                                     #K DC1

      This adoption agreement is used with Plan document # K DC1 and Trust Agreement #T1. The sections of this adoption agreement correspond with the Plan and Trust.


1.1      NAME OF PLAN AND TRUST: Modern Controls, Inc. Savings and Retirement
         Plan

1.3      Minnesota state law shall govern the Plan and Trust.

1.4      The Plan's original effective date is July 1, 1985.

         The effective date of this restatement is July 1, 1996, unless otherwise specified in the Plan or Adoption Agreement.

         The prior name of the Plan was the same as the name of this restated Plan.

         The Fiscal (tax) year of the Principal Sponsoring Employer is January 1 to December 31.

         The Limitation Year is January 1 to December 31.

1.5      This Plan is a Profit Sharing Plan and 401(k) Plan.

1.6      This Plan is not an Eligible Individual Account Plan.


                                   DEFINITIONS

2.5      ANNIVERSARY DATE is the last day of the Plan Year.

2.12 SPONSORING EMPLOYER of this Plan is Modern Controls, Inc. and is a "C" Corporation.

2.13 COMPENSATION. This definition of Compensation relates to the definition used for determining the amount of the Employer Contribution each Participant Receives.

         Compensation is Earned Income for any Self-employed Individual. See Plan Section 2.19 if a Self-employed Individual is in the Plan, for special rules. The definition of Compensation for all other Participants shall be set forth here.

         Compensation is for all years equal to Uniform Compensation under 2.62.

2.18     EARLY RETIREMENT AGE

         There is no early retirement age feature.

2.27     FORFEITURE is defined in Plan Section 2.27. (cash outs permitted; see
         4.4. Also forfeit certain matching contributions.)

2.28     HIGHLY COMPENSATED EMPLOYEE

    (b) When determining the employees to be excluded from the determination of the number of Employees in the "Top Paid Group" and the number of Officers who might be Highly Compensated Employees (or Key Employees), the age and service requirements shall be as set forth in Plan Section 2.28(b).

    (h) When determining the lookback and determination years the determination year is the Plan Year and the lookback year is the prior twelve month period.

2.29 HOUR OF SERVICE equivalency, when used, shall be 45 hours for each week worked.

2.30     JOINT AND SURVIVOR ANNUITY is not applicable to this Plan.

2.38 NORMAL RETIREMENT DATE for any Participant shall be age 65 (Normal Retirement Age).

2.46     PLAN YEAR is the period from January 1 to December 31.

2.47     PRERETIREMENT SURVIVOR ANNUITY is not applicable to this Plan.

2.58 TOTAL COMPENSATION is used in this Plan for determining the limitations on Contributions and benefits (and for this purpose alone is determined on the basis of the Limitation Year under 1.4), for determining Top-Heavy Minimum Contributions, and whenever otherwise specified in the adoption agreement.

         Total Compensation shall be the amount set forth in Plan section 2.58(a), but adjusted as follows: (i) exclude income from sources outside the United States, and (ii) utilize the cash method of accounting. This may include amounts earned during the Limitation Year, but not paid in such year because of the timing of pay periods if these amounts are paid during the first few weeks of the year.

2.62 UNIFORM COMPENSATION is used in this plan. Uniform Compensation is Earned Income for any Self-employed Individual. See Plan Section 2.62 if a Self-employed Individual is in the Plan, for special rules. The definition of Uniform Compensation for all other Participants shall be set forth below.

    (a)  (I)      Include amounts paid to the Participant during the Plan Year.

         (II) See Adoption Agreement section 5.1 to determine whether Uniform Compensation Paid prior to Participation is counted.

                  For purposes of performing the tests under Plan section 4.1(e) (the 401(k) and 401(m) ADP and ACP tests), Uniform Compensation shall only be taken into account for periods that the Employee is a Plan Participant.

         (III)    The cash method of accounting must be utilized.

    (b) Uniform Compensation shall be equal to Total Compensation under 2.58(a), and shall include amounts contributed through salary reduction arrangements (maintained by the Sponsoring Employer) to a 401(k) Plan or a Cafeteria Plan.

    (c) Plan Section 2.13(d) contains rules capping Compensation at $150,000 and special family member aggregation rules for determining this cap.

    (d) Plan section 2.13(e) contains rules capping Compensation in Plan Years beginning before 1989 at $200,000 if the Plan is Top Heavy.

2.67     YEAR OF BENEFIT SERVICE is not used in this Plan.

2.68 YEAR OF ELIGIBILITY SERVICE is any computation period during which the Employee earns 1000 Hours of Service from the Sponsoring Employer. The initial computation period must be measured utilizing each Employee's Employment Year. Subsequent computation periods are based upon Plan Years (commencing with the Plan Year containing the anniversary of the Employment Date).

2.69 YEAR OF VESTING SERVICE is any computation period during which the Employee earns 1000 Hours of Service from the Sponsoring Employer. Computation periods are based upon Plan Years (commencing with the Plan Year containing the Employment Date).


                          ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY: Each Employee of a Sponsoring Employer will be eligible to participate, except the following employees shall not be eligible:

         Employees included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives unless such agreement provides for the inclusion of such Employees. For this purpose, the term employee representatives does not include any organization more than half of whose members are owners, officers or executives of the Employer.

         Employees who are non-resident aliens and who receive no earned income which constitutes income from sources within the United States shall also be ineligible.

3.2 PARTICIPATION: Each employee who is eligible under 3.1 shall begin to Participate on his Entry Date. Note that the determination of who is entitled to receive or make contributions is determined only after the identity of all Participants is determined. Entry into this Plan as a Participant is determined as follows:

         1) The Employee must first meet both the age and service requirements:

                  (a)      The Age requirement is age 21.

                  (b) The Service requirement is one (1) Year of Eligibility Service (see 2.68).

         2) Participation begins (if the Employee is still employed) on the Entry Date coincident with or next following the date the age and service tests are met.

         3) Entry Date(s) under this Plan are the first day of each Calendar Quarter.

3.3      BREAK IN SERVICE RULES FOR PARTICIPATION.

         The break in service rules shall apply.


                                  CONTRIBUTIONS

4.1(a) EMPLOYER CONTRIBUTIONS: The amount of Employer profit sharing contributions to this Plan, if any, will be determined from time to time by the Sponsoring Employer at its discretion. If the Sponsoring Employer fails to timely designate an Employer Contribution (for the purposes of Code 162 and 404) then it shall be deemed that no Employer Contribution shall have been made.

         The Employer Contribution, if any, may be made notwithstanding the existence of Employer profits.

4.1(d)   OPTIONAL 401(K) FEATURES.

         Elective Deferrals shall be made to this Plan by salary reduction.

         A Participant may elect to defer up to 12% of his Uniform Compensation for the Plan Year.

4.1(e)   CORRECTION OF EXCESS DEFERRALS

         The Employee must report Excess Deferrals (the $7,000 as adjusted limitation) by March 1 of the next calendar year.

4.2      VOLUNTARY CONTRIBUTIONS may not be made by any Participant.

4.3      ROLLOVERS and DIRECT TRUST TO TRUST TRANSFERS

         Direct Trust to Trust Transfers from this Plan are allowed.

         Rollovers both to and from this Plan are allowed.

         Notwithstanding the above eligibility requirements, solely for the purpose of this Section 4.3, an Employee who has not yet satisfied the eligibility requirements set forth above may roll over funds to this Plan from another qualified plan and thereby establish a Rollover Account. Any Employee who establishes a Rollover Account prior to becoming a Participant in the Plan shall be subject to the provisions of Section 4.3 and related Sections of the Plan for the limited purposes of such Rollover Account only.

4.4      CASH-OUT/REINSTATEMENT OF FORFEITURES

         Reinstatement of cashed-out amounts shall be made only after the Employee repays distributed amounts in time under Plan Section 4.4.

4.9 MATCHING CONTRIBUTIONS by the Employer may be made at the discretion of the Sponsoring Employer based upon Elective Contributions under 4.1(d) and are subject to such limitations on amount as may be determined periodically by the Sponsoring Employer.

         Such Matching Contributions are subject to the Vesting Schedule under 6.2., and shall be made regardless of whether the Participant is employed on a particular date and regardless of Hours of Service worked during the Plan Year.

         The limit on matching contributions shall be based only upon compensation paid during periods for which elective deferrals are actually made.

4.10 FAILSAFE CONTRIBUTIONS may be made at the discretion of the Sponsoring Employer and shall be allocated to the relevant accounts of all Participants who are eligible to make Elective Contributions under 4.1(d).


                   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

5.1(a)   ALLOCATION OF PROFIT SHARING CONTRIBUTION.

    (1) Entitled Participants. A Participant shall be entitled to receive an allocation of the Contribution under 4.1(a) if the Participant is employed by the Employer on the last day of the Plan Year, or if the Participant separates from service during the Plan Year due to his death, his Total and Permanent disability, on or after his Normal Retirement Date or his Early Retirement Age, if applicable, without regard to Hours of Service. A Participant who terminates employment for any other reason not described above shall receive an allocation of the Employer Contribution only if such Participant has 501 Hours of Service during the Plan Year.

    (2) In addition to the foregoing, if the failure to make an allocation to Participants who either have less than 1000 Hours of Service during a Plan Year or who are not employed by the Sponsoring Employer(s) on the last day of the Plan Year would result in a violation of the Code 410(b) Coverage rules or the Code 401(a)(26) Minimum Participation rules, then such excluded Participants shall be ranked in order of highest to lowest Hours of Service earned during the Plan Year and those with the greatest Hours of Service in (a) category one and then, if necessary (b) category two, shall be treated as Entitled Participants. Only the minimum number of such Participants needed to satisfy such Code sections shall be so deemed Eligible Employees. Category one shall be those Participants who are employed on the last day of the Plan Year. Category two, which shall only be utilized if treating all members in category one as Entitled Participants is not enough to bring the Plan into compliance with such Code Sections, is all Participants who have earned more than 500 Hours of Service and who are not employed on the last day of the Plan Year.

    (3) Each Participant entitled to receive an allocation under (1) or (2) above ("Entitled Participant") shall receive an allocation in accordance with the following formula, except to the extent modified for certain family members in (4) below and offset in accordance with
         (5) below:

         For Plan Years beginning after 1988:

         Proportionate Allocation. To each Entitled Participant, in the proportion that his Compensation bears to such aggregated Compensation of all Entitled Participants.

         Compensation for this purpose means Compensation earned while a Participant.

    (4) Special rule for family members. In any Plan Year that two or more family members have Compensation or Uniform Compensation aggregated pursuant to Plan Sections 2.13, 2.58 or 2.62, and this aggregated Compensation or Uniform Compensation would otherwise exceed the then existing legal cap under Code 401(a)(17), then remember to first pro-rate such Compensation or Uniform Compensation among such family members up to the cap.

    (5)  Offsets. The amounts allocated under 5.1(a) are not subject to offset.

5.2      FORFEITURES

    (a) Shall first be used to reinstate accounts of Cashed-out Participants under 4.4. The first forfeitures to be used up in making any such required reinstatements shall be the forfeitures from Profit Sharing contributions.

    (b) Forfeitures of Profit Sharing Contributions. Any remaining Forfeited Profit Sharing contributions shall next be treated as an additional Profit Sharing contribution and allocated under 5.1(a) in the year of Forfeiture.

    (c) Forfeitures of Matching Contributions. Any remaining Forfeited Matching Contributions shall be treated as Matching Contributions to the extent necessary to discharge the Employer's stated obligation to make such Matching Contributions under 4.9. Finally, any remaining forfeitures shall be used to increase the matching contribution under 4.9.

5.5(h) MULTIPLE DEFINED CONTRIBUTION PLANS. If the Employer maintains another Defined Contribution Plan, then if the limits of Section 5.5 would otherwise be violated, reductions of amounts allocated to Participants' Accounts shall be made in the following order: first in this Plan.


                                     VESTING

6.1 VESTING. Except as otherwise provided at adoption agreement Section 4.9, a Participant shall be fully (100%) vested in the value of each of his Accounts except his Regular Account and Matching Account if so selected under 4.9.

6.2(b) VESTING SCHEDULE for Regular Account and Matching Account if so selected under 4.9:

                       Years of
                    Vesting Service      Vested Percentage
                    ---------------      -----------------

                           0                      0%
                           1                      0%
                           2                     50%
                           3                     75%
                           4                    100%


                                  DISTRIBUTIONS

7.1(a)   TIMING OF DISTRIBUTIONS. Subject to Article 7,

    (I)  (a)      Distributions of a terminated Participant's Savings Account shall be made as soon as administratively feasible, if permitted under Plan Section 7.6, after the Participant separates from service with the Sponsoring Employer.

         (b) Distributions of the Participant's Accounts attributable to Employer Contributions under Plan Sections 4.1(a) and 4.9 shall be made as soon as administratively feasible, if permitted under Plan Section 7.6, after the Participant separates from service with the Sponsoring Employer.

         (c) Notwithstanding the above rules, if the vested account balances of the Participant do not exceed $3,500 then the benefits will be paid as soon as administratively feasible after the Participant terminates employment with the Employer.

   (II)  In-service distributions are not permitted under this Plan.

  (III) Hardship distributions are permitted for only the Savings Account. In Plan Years beginning after 1988, Earnings credited to the Savings Account may not be distributed as a Hardship. However, earnings allocated as of December 31, 1988 may be distributed as a Hardship. But only for the following designated hardships:

         regulatory safe harbor events:

                  --    (1)      To pay medical expenses described in Code
                                 213(d) incurred by the Employee, the
                                 Employee's Spouse, or any dependents of the
                                 Employee.
                  --    (2)      To pay for the purchase (excluding mortgage
                                 payments) of a principal residence for the
                                 employee.
                  --    (3)      To pay for post-secondary education tuition
                                 and related educational fees for the next 12
                                 month period for the Employee, the Employee's
                                 spouse, children or dependents.
                  --    (4)      To prevent the eviction of the Employee from
                                 his principal residence or foreclosure of such principal residence.

                  Hardship distributions are permitted only if necessary to relieve one of the designated hardship events, and then only to the extent that the distribution is both required to relieve the financial need and to the extent that the need can not be satisfied from other resources which are reasonably available to the Employee.

                  --       Safe Harbor Circumstances

                           This is deemed satisfied if all of the following requirements are satisfied, (i) the distribution is not in excess of the amount needed to relieve the hardship, (ii) the Employee has obtained all other distributions currently available under all Plans maintained by the Employer, (iii) all Plans maintained by the Employer provide that the Employee's elective contributions and employee contributions will be suspended for at least 12 months after receipt of the hardship distribution, and (iv) all Plans maintained by the Employer provide that the Employee may not make elective contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limitation under Code 402(g) ($7,000 as adjusted under 415(d)) for such next taxable year less the amount of the Employee's Elective Contributions for the taxable year of the hardship distribution. If this provision is elected, then if utilized, and notwithstanding any provision in the Plan to the contrary, the provisions in (iii) and (iv) shall be applied to the Participant receiving the distribution.

                           Hardship distributions shall be made as soon as administratively practicable following the Participant's valid election. The Participant must inform the Plan Administrator in writing that he elects such Hardship distribution.

7.2      FORM OF DISTRIBUTION. Subject to Article 7,

    (a) Distributions under this Plan shall be made in accordance with the Profit Sharing Plan exception to the automatic survivor annuity requirements. The Participant may elect any of the distribution forms listed under (b).

    (b) Distributions may be paid, at the election of the Participant (or beneficiary) in the following forms:

                  --       Lump sum
                  --       Installments, payable in monthly, quarterly, or
                           annual payments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary.
                           The Participant or Beneficiary, at any time, may elect to accelerate the payment of all or any portion of the Participant's unpaid balance subject to the requirements of Plan Section 7.6.

    (c) Notwithstanding the foregoing, but subject to Plan Section 7.6, if the value of the benefits to be distributed is not in excess of $3,500, the distribution shall be made in lump sum form.

    (d)  Spouse. The definition of spouse and surviving spouse in Plan Section
         7.2 shall not utilize the one year marriage rule.

7.4.     SEPARATE INVESTMENT FUND FOR TERMINATED PARTICIPANT.

         The vested interest of a terminated Participant may be segregated under Plan Section 7.4 into a Separate Investment Fund.

8.2      DEFERRED DISTRIBUTIONS.

         No interest shall be paid on deferred distributions made after the most recent Valuation Date.

9.1      LIFE INSURANCE.

         There shall be no life insurance benefits provided under this Plan.

13.1(b)  DISTRIBUTION PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER.

         Notwithstanding any provisions of this Plan to the contrary, distribution may be made to an alternate payee under the terms of a Qualified Domestic Relations Order prior to the Participant's attainment of the earliest retirement age if the order so provides and the alternate payee consents (if the amount payable under the order exceeds $3,500).

14.1     LOANS.

         Loans are permitted under this Plan.

         Any Participant Loan made under this Plan shall be subject to a formal written loan policy and procedure in addition to those requirements enumerated in Article 14.

15.1(e) TOP-HEAVY RULES. If any Non-Key Employee is covered under both a Defined Contribution Plan and a Defined Benefit Plan of the Employer, then the minimum top- heavy contribution shall be 5% and shall be provided under this Plan.

TRUSTEE: The following individual is designated as Trustee of the Trust:
         Frontier Trust Company

The adopting employer(s) may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the plan is qualified under Code 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the employer must apply to the appropriate key district office for a determination letter.

This adoption agreement may be used only in conjunction with basic plan document #K DC1 and Trust Document #T1. The Frontier Trust Company master trust agreement shall also be incorporated by reference to the extent necessary to enable frontier Trust to act as Trustee.

IN WITNESS WHEREOF, as evidence of the adoption of this Plan and Trust, each Sponsoring Employer and each Trustee has caused the same to be executed on this 14th day of June, 1996.



TRUSTEE:  FRONTIER TRUST COMPANY         EMPLOYER:

BY: /s/ RONALD A. MEYER                  BY: /s/ RONALD A. MEYER
   --------------------------------          ----------------------------------
   As authorized by Trustee
                                         ITS: VP Finance
                                              ---------------------------------

                                         AND: /s/ SARA GUSTAFSON
                                              ---------------------------------

                                         ITS: Personnel Administrator
                                              ---------------------------------



                            DEFINED CONTRIBUTION PLAN
                                 DOCUMENT K DC1




                               PLAN DOCUMENT K DC1
                                TABLE OF CONTENTS


1.   PRELIMINARY MATTERS

2.   DEFINITIONS

3.   ELIGIBILITY AND PARTICIPATION

4.   CONTRIBUTIONS TO THE PLAN

5.   ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

6.   VESTING

7.   DISTRIBUTIONS

8.   ACCOUNTING

9.   PURCHASE OF INSURANCE

10.  AMENDMENT AND TERMINATION OF THE PLAN

11.  CLAIMS PROCEDURE

12.  DESIGNATION OF BENEFICIARY

13.  MISCELLANEOUS PROVISIONS

14.  LOANS

15.  TOP HEAVY RULES


                             1. PRELIMINARY MATTERS


         1.1 NAME. The name of this Plan is as stated in the adoption agreement. The name of the accompanying Trust is also contained in the adoption agreement.

         1.2 PURPOSE. This Plan has been created for the exclusive benefit of the Employees of the Company. The purpose of this Plan is to provide incentives for increased productivity, to provide a deferral of income and to provide for each Employee a measure of security upon his retirement or to his Beneficiaries in the event of his death.

         1.3 GOVERNING LAW. Any Trust formed pursuant to this Plan shall be created in the United States. This Plan is drafted to comply with the applicable provisions of the Code and ERISA. To the extent that the Code and ERISA do not preempt local law, this Plan and Trust shall be subject to laws of the State designated in the adoption agreement. If any provision of this Plan or Trust is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

         1.4 EFFECTIVE DATE.This Plan is effective on and after the date (or dates) specified in the adoption agreement. If this document constitutes a restatement the effective date for this restatement shall be specified in the adoption agreement. For the purposes of this document, the words "Effective Date" shall mean the latest of such dates. The provisions of this document (including the provisions of the amended Trust) apply only to an Employee who terminates his employment with the Employer on or after the effective date, unless specifically provided to the contrary. The rights and benefits of any Employee who terminated his employment with the Employer before the effective date will be determined under the provisions of this Plan, if any, in effect before the Effective Date. The fiscal (tax) year of the Employer is the date specified in the adoption agreement.

         1.5 PLAN TYPE. The plan type is as designated in the adoption agreement.

         1.6 ELIGIBLE INDIVIDUAL ACCOUNT PLAN ELECTION.(This section applies only if so elected in the adoption agreement. If this document is a restatement and if the last version of this plan was an Eligible Individual Account Plan then this section shall apply even if affirmatively elected to the contrary in the adoption agreement). It is intended that this Plan be construed as an "Eligible Individual Account Plan" within the meaning of ss.407(d)(3) of ERISA. The Plan and Trust are thus expressly permitted to acquire and hold "qualifying employer securities", as defined in ss.407(d)(5) of ERISA and to acquire and hold "qualifying employer real property", as defined in ss.407(d)(4) of ERISA, in accordance with the provisions of section 2.3(9) of the Trust, in any amount up to and including 100% of the Trust assets attributable to Company contributions. Trust assets attributable to Employee contributions, Rollover Accounts, or other non-Company contribution sources shall not be used in any event to acquire or hold "qualifying employer securities", any other stock of the Company, or "qualifying employer real property."


                                 2. DEFINITIONS

         2.1 ACCOUNT is the Regular Account, and any of the several other separate accounts (such as the Savings Account, Suspense Account, Optional Account and Rollover Account) of a Participant. Accounts may be segregated into Pre-1987 Limitation Year and Post-1986 Limitation Year components. In addition, Accounts may be segregated (or further segregated) so that earnings are accounted for separately, so that any accounting or administrative recordkeeping system is facilitated or so that a Separate Contract may be maintained.

         Separate Accounts shall be maintained for each Employee to which will be credited the Employer contributions and earnings thereon.


         2.2 ACCRUED BENEFIT is the value in the Participant's Accounts. In a Defined Benefit Plan, the Accrued Benefit is the annual benefit commencing at Normal Retirement Age expressed in the form of a straight life annuity without ancillary benefits determined in accordance with the Plan as of the Determination Date.

         2.3 AFFILIATE is any corporation, trade, or business which would be considered the Employer by application of Code ss.ss. 414(b), (c), (m) or (o), Code ss.401(d)(9) or Code ss.415(h) where applicable, without regard to whether or not the corporation, trade or business has adopted this Plan.

         2.4 AGGREGATION GROUP (a) shall include each Plan of the Employer or an Affiliate in which a Key Employee is a Participant, (b) shall include each other plan of the Employer or an Affiliate which enables any Plan described in (a) above to meet the requirements of Code ss.401(a)(4) or Code ss.410, (c) may include at the discretion of the Committee any other plans of the Employer or an Affiliate not described in (a) or (b) above if such group of plans continues to meet the requirements of Code ss.401(a)(4) or Code ss.410, (d) shall include any terminated plan of the Employer or an Affiliate which, if it has not been terminated during the preceding five Plan Years ending on the Determination Date, would be described in (a) or (b) above. Plans described in (a), (b) or (d) are members of the Required Aggregation Group. Plans described in (c) are members of the Permissive Aggregation Group.

         2.5 ANNIVERSARY DATE is the last day of the Plan year unless otherwise specified in the adoption agreement. In no event shall there be more than 12 consecutive months between Anniversary Dates under this Plan.

         2.6 ANNUAL ADDITIONS

         (a) Annual Additions is the total of any amounts which are allocated to the Combined Accounts of a Participant consisting of (1) Company contributions (excluding Company contributions arising from an award of backpay by agreement with the Company or by court order); (2) Forfeitures; (3) Employee contributions, (4) after March 31, 1984 amounts allocated pursuant to an individual medical account under Code ss. 415(l)(1) which is part of a pension or annuity Plan maintained by the Employer, and (5) after December 31, 1985 in taxable years ending after such date, for amounts attributable to post retirement medical benefits, allocated to the separate account of a Key Employee, as defined under Code ss.419A(d)(3) under a Code ss.419(e) welfare benefit fund maintained by the Employer. For purposes of determining Annual Additions, a rollover contribution from an IRA, or from an account in the qualified retirement plan of a previous employer of a Participant shall not be included.

         (b) For Plan Years beginning prior to January 1, 1987, (3) above, shall be equal to the lesser of: (i) one-half of his Voluntary Contributions; or (ii) all of his Voluntary Contributions in excess of 6% of his Total Compensation.

         (c) Annual Additions shall also include Excess Contributions under Code ss.401(k), Excess Deferrals under Code ss.402(g) and Excess Aggregate Contributions under Code ss.401(m), even if such amounts are distributed or forfeited.

         2.7 BENEFICIARY is the person or entity designated pursuant to Article 12 to receive the value of the Participant's Vested Accounts which have not been paid out prior to the Participant's death.

         2.8 BREAK IN SERVICE occurs when a person ceases to be an Employee of the Company or an Affiliate.

         2.9 CODE is the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

         2.10 COMBINED ACCOUNTS is the total of all Accounts of a Participant in all of the Defined Contribution Plans of the Company and any Affiliate.

         2.11 COMMITTEE is the organization appointed by the Sponsoring Employers for purposes of administering this Plan, keeping records, notifying Participants of the amounts of their benefits, generally determining the method and timing of benefit payments, and performing any other duties specified in this Plan. The Committee may act by whatever rules it considers necessary to administer the Plan so long as the rules adopted are nondiscriminatory, and are consistent with the provisions of this Plan and applicable law. The Committee has full discretion to interpret the terms and conditions and language of this Plan, and has full discretion to approve or deny Participant claims for benefits so long as the exercise of discretion is consistent with the terms of the Plan and is not arbitrary and capricious. Any appointment is subject to approval by the Sponsoring Employer and a Committee member by written notice may be asked to resign. In the case of any dispute arising under the terms of this Plan, the Committee shall be the authorized agent for the service of legal process. The Committee may create subcommittees to handle any or all of the duties under the Plan. In the event that no Committee is named, the Board of Directors of the Sponsoring Employer (or the Partners of the Partnership or the Owner of the Sole Proprietorship) shall be the Committee.

         2.12 COMPANY OR EMPLOYER is the business (or businesses) designated in the adoption agreement (Sponsoring Employer). Company or Employer also includes any other Employer which, with the written consent of the Sponsoring Employer adopts this Plan, in writing on behalf of its Employees. To adopt the Trust, such Employer shall also obtain the written consent of the Trustee.

         If any of the Sponsoring Employers or Affiliates is an unincorporated entity, then the following additional provisions shall apply:

         If this plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Code ss.ss.401(a) and (d) for the Employees of this and all other trades or businesses.

         If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a Plan which satisfies Code ss.ss.401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

         If an individual is covered as an Owner-Employee under the Plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the Employees under the Plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable Plan of the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

              (l) own the entire interest in an unincorporated trade or business, or

              (2) in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

         2.13 COMPENSATION for any Self-employed Individual under Code ss.401(c)(1) shall equal his Earned Income.

         (a) General rule. Unless otherwise provided in the adoption agreement, Compensation shall mean the total amount of all payments made by the Employer to an Employee for services rendered to the Employer, including bonuses, commissions, overtime pay and amounts contributed by the Employer pursuant to a salary reduction agreement under any 401(k), cafeteria, SEP or 403(b) plan.

         Compensation shall not include Employee expense reimbursements, fringe benefits (taxable or nontaxable), director's fees, car allowances, contributions made by the Employer under the Plan, payments made by the Employer for group insurance, hospitalization and like benefits, nor contributions made by the Employer under any other employee benefit plan it maintains.

         (b) Adoption agreement may modify the general definition. The Sponsoring Employer may, in the adoption agreement, redefine the components entering into or excluded from Compensation, or provide that Compensation is equal to Total Compensation or Uniform Compensation.

         In addition, the adoption agreement may specify that a different definition of Compensation be used in different Plan Years beginning before 1992.

         (c) The adoption agreement shall specify whether or not to include amounts paid to the Employee before the Employee is a Participant in this Plan (e.g. if the Participant enters the Plan on a day other than the first day of the Plan Year).

         (d) In post-1988 Plan Years, Compensation may not exceed $200,000 (or a greater amount determined in accordance with Code ss.415(d)), but in making this determination, the rules of Plan subsection 2.28(f) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the close of the year.

         If, as a result of the application of such family member aggregation rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan provides for an integrated contribution) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation, unless future regulations or changes in the law mandate a different method.

         If Compensation is to be determined over a period of more than one year, then the annual $200,000 Compensation limit in effect for each of the years used is determined separately for each such year, even though the limitation changes under Code ss.415(d) from year to year.

         The $200,000 limitation shall be applied separately to each group of plans which are treated as a separate plan and to each separate element in a component plan.

         (e) For Plan Years beginning prior to 1989, in any Plan Year in which this Plan is a Top Heavy Plan, Compensation shall be limited to the first $200,000, or such larger amount as prescribed in accordance with ss.416(d)(2) of the Code.

         (f) Compensation shall be determined on the cash basis. The adoption agreement may also specify the Plan Year, the taxable year ending within the Plan Year and the Limitation Year ending within the Plan Year as the computation period for Uniform Compensation for the Plan Year.

         (g) In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Year beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year.

If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under 401(a)(17) of the Code shall mean the OBRA'93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000.

         2.14 DATE OF EMPLOYMENT is the day on which the Employee performs his first Hour of Service on or following the later of: (a) the date on which he is employed by the Company, and (b) the date on which he is reemployed by the Company following a One Year Break in Service.

         2.15 DEFINED BENEFIT PLAN is a retirement plan which does not provide for benefits from an individual account of a Participant, but rather provides for benefits based on a benefit formula provided by the Plan.

         2.16 DEFINED CONTRIBUTION PLAN is a retirement plan which provides for an individual account for each Participant and for benefits based entirely on the balance of that account derived from contributions, income, expenses, market value increases or decreases, and sometimes Forfeitures from Participants who terminate employment before retirement.

         2.17 DETERMINATION DATE is the last day of the preceding Plan Year (or, in the case of the first Plan Year of a Plan, the last day of a first Plan
Year).

         2.18 EARLY RETIREMENT AGE, if utilized, is the date on which the Participant attains the age and meets the other requirements specified in the adoption agreement. Distributions may be made to any individual who has attained his Early Retirement Age (while still employed by the Company) and who separates from service after attainment of such age and on account of this Early Retirement provision, in accordance with the provisions of Article 7 of the Plan.

         2.19 EARNED INCOME is the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code ss.404. Net earnings shall be determined with regard to the deduction allowed to the Employer under Code ss.164(f) for taxable years beginning after December 31, 1989.

         2.20 EFFECTIVE DATE is the effective date or dates set forth in the Plan and adoption agreement section 1.4.

         2.21 EMPLOYEE is any employee of the Sponsoring Employer or any other employer required to be aggregated under Code ss.ss. 414(b), (c), (m) or (o), including any Leased Employee deemed to be an employee pursuant to Code ss.ss.414(n) or (o).

         2.22 EMPLOYMENT YEAR is the initial 12 consecutive month period beginning on an Employee's Date of Employment and any subsequent 12 consecutive month periods beginning on the anniversary of the Date of Employment.

         2.23 ENTRY DATE is the day or days specified in the adoption agreement under 3.2.

         2.24 ERISA OR ACT is the Employee Income Security Act of 1974, as amended.

         2.25 FIDUCIARY is any person who: (a) exercises any discretionary authority or control over the management or administration of the Plan or disposition of the Trust Fund; (b) has authority or responsibility to offer investment advice with respect to the Trust Fund for a fee or other compensation, whether direct or indirect; or (c) is described as a Fiduciary under ERISA.

         2.26 FIVE PERCENT OWNER is any Employee or former Employee who is or was a person owning (or considered as owning under Code ss.318) more than five percent (5%) of the Employer. Ownership percentage shall be based upon either outstanding stock or stock possessing voting power in the case of a corporation or the capital or profit interest in the case of an unincorporated trade or business. Ownership shall be determined by applying Code ss.318, substituting five (5%) for fifty percent (50%) in subparagraph (C) of Code ss.318(a)(2) in the case of a corporation. In the case of an unincorporated trade or business, similar principles shall be applied. Code ss.414(b), (c), and (m) shall not apply for purposes of determining ownership in the Employer.

         2.27 FORFEITURE is the Nonvested portion of a Participant's Regular Account determined on the earlier of: (1) total distribution of his accounts and, (2) his fifth consecutive One Year Break in Service. Forfeiture may be redefined in the adoption agreement to occur on the last day of the Plan Year in which falls the Participant's fifth consecutive One Year Break in Service. Matching Contributions which are attributable to: Excess Contributions under Code ss.401(k), Excess Deferrals under Code ss.402(g) or Excess Aggregate Contributions under Code ss.401(m) shall also be Forfeitures. See 4.1(e) and 4.2(e).

         2.28 HIGHLY COMPENSATED EMPLOYEE

         (a) Is any Employee other than Employees who are non-resident aliens who received no U.S. source income, and who at any time during the current Plan Year (the "determination year") or the preceding 12 month period (the "lookback year"):

               (1)  Was a Five Percent Owner (see 2.26),

               (2) Had pay greater than $75,000, but only if the requirements of paragraph (c) are met,

               (3) Had pay greater than $50,000 and was a member of the Top Paid Group, but only if the requirements of paragraph (c) of this Section 2.28 are met, or

               (4) Was an officer who had pay greater than 50% times the defined benefit dollar limitation under Code ss.415(b)(1)(A) as adjusted under Code ss.415(d), but only if the requirements of paragraph (c) are met. No more than 50 employees, or if lesser, the greater of 3 employees or 10% of the employees, shall be treated as officers. For the purpose of determining the number of officers, the employees excluded in (b)(1) through (6) shall not be taken into account, although any of such excluded employees can still be treated as an officer under this subparagraph. If no officer is described in this subparagraph, then the highest paid officer of the employer for such year shall be treated as a Highly Compensated Employee.

         (b) Top Paid Group is that group of Employees other than employees who are non-resident aliens who received no U.S. source income, ranked on the basis of pay received during the year, who are within the top 20% of such Employees. In determining the total number of Employees for this purpose the following Employees shall be excluded:

               (1)  Employees who have not completed six months of service,

               (2) Employees who normally work less than 17 1/2 hours per week (An Employee is deemed to work more than 17 1/2 hours per week if he works at that threshold for more than 50% of the total weeks worked by such Employee during the year. Weeks that the Employee did not work must be disregarded. This may be applied by the Employer on the basis of groups of Employees who fall within particular job categories),

               (3) Employees who normally work fewer than six months (This is to be determined on the basis of the facts and circumstances which relate to the Employer as evidenced by the Employer's customary experience in the years preceding the Determination Year. An Employee who works on one day during a month is deemed to have worked that month. This test may be applied by the Employer on the basis of groups of Employees who fall within particular job categories),

               (4) Employees in collective bargaining units covered by a collective bargaining agreement, but only if 90% or more of the Employees of the Employer are covered under such collective bargaining agreements, and the plan being tested covers only Employees who are not covered under such bargaining agreements.

               (5)  Employees who have not attained age 21, and

               (6)  Former Employees.

         The Employer may elect (on a reasonable and consistent basis) lower age and service requirements, provided it utilizes this definition of the Top Paid Group for all purposes, and this election is provided for in all plans maintained by the Employer. Employees who perform no services are disregarded in determining the number of Employees in the top paid group and the identity of the particular Employees in such top paid group.

         (c) The requirements of this paragraph (c) are met only if either (1) the individual was described in (a)(2), (3) or (4) above in the lookback year or
(2) during the determination year the individual was a member of the group of 100 Employees, other than Employees who are non-resident aliens who received no U.S. source income, paid the greatest pay by the Employer. The Employer may elect not to apply the 100 Employee rule.

         (d) A highly compensated former employee will be treated as a Highly Compensated Employee.

         A highly compensated former employee for a determination year is any former employee who, with respect to the Employer, had a separation year prior to the determination year and was a Highly Compensated Employee for either such employee's separation year or any determination year ending on or after the employee's 55th birthday.

         An Employee who performs no services for an Employer during the determination year is treated as a former employee.

         The Employer may make an irrevocable election to use the following special definition of a highly compensated former employee for employees who separated from service prior to January 1, 1987: A highly compensated former employee includes any former employee who separated from service with the Employer prior to January 1, 1987, and was described in any one or more of the following groups during either (A) the employee's separation year (or the year preceding such separation year) or (B) any year ending on or after such individual's 55th birthday (or the last year ending before such employee's 55th birthday): (1) the Employee was a Five Percent Owner at any time during the year, (2) the employee received pay in excess of $50,000 during the year. These determinations may be made on the basis of the calendar year, the Plan Year, or any other twelve month period selected by the employer and consistently applied.

         Separation Year is generally the determination year during which the Employee separates from service. An Employee who performs no services for the Employer during a determination year will be treated as having separated in the year he last performed services for the Employer. In addition, solely for purposes of determining whether an employee is a highly compensated former employee after he actually separates from service, an employee will have a deemed separation year if, in a determination year prior to the attainment of age 55, the employee receives pay in an amount less than 50% of the employee's average annual compensation for the three consecutive year calendar years preceding such determination year during which the employee received the greatest amount of pay from the Employer (or his total period of service, if less). There will be a deemed resumption of employment only if, after such deemed separation year, and before the year of actual separation, such employee's services for and pay from the Employer for a determination year increase significantly. This is a facts and circumstances determination.

         (e) The $75,000 and $50,000 pay requirements of (a)(2) and (3) above shall be adjusted for increases in cost of living in accordance with Code ss.415(d).

         (f) Special Rule. For purposes of testing under Code ss.401(k) or (m), family members of (i) Five Percent Owners or (ii) Highly Compensated Employees in the group of the ten Highly Compensated Employees who received the greatest pay during either the lookback year or the determination year, shall not be considered as separate Employees and shall have their Compensation or Uniform Compensation treated as paid to such individual, and any contribution or benefit on behalf of such family member shall be treated as if it were paid to such Five Percent Owner or Highly Compensated Employee.

               (1) Family for this purpose is the Employee's spouse, lineal ascendant or descendants, and the spouses of such lineal ascendant or descendants.

               (2) Two or more Highly Compensated Employees (or Five Percent Owners) who are members of the same family shall be treated as one Highly Compensated Employee (or Five Percent Owner).

               (3) An individual who is a family member on any day during the year is treated as a family member throughout that year even if that relationship changes because of divorce.

         (g) The Controlled Group, Affiliated Service Group and Leased Employee Rules of Code ss.ss. 414(b), (c), (m), (n) and (o) shall be applied before testing for Highly Compensated Employees under this section. The Separate Line of Business Rules of Code ss.414(r) shall not be applied in testing for Highly Compensated Employees.

         (h) The Employer may elect to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year.

         In the case of a calendar year determination year, no separate determination year calculation is required.

         In the case of a non-calendar year determination year, the determination year calculation must be made on the basis of the lag period by which the applicable determination year extends beyond such calendar year; and in such case the appropriate $50,000 and $75,000 (as adjusted) dollar amounts must be pro-rated by multiplying the relevant amounts by a fraction, the numerator of which is the number of months in the lag period, and the denominator of which is twelve.

         Alternatively, the employer may elect to make the determination year the same period as the look-back year period described in the immediately preceding paragraph, and the look-back year the prior calendar year.

         (i) Pay for purposes of this section is the same as Total Compensation except for the following: (1) deferrals to a cafeteria plan, a cash or deferred (401(k)) arrangement, a Simplified Employee Pension Plan or Employer Contributions made pursuant to a salary reduction agreement, without regard to Code ss.403(b) shall be added back into the definition of pay; (2) pay shall be measured on the basis of the relevant periods used under this section and not the Plan Year or any "limitation year"; and (3) the adjusted $150,000 (or $200,000) limitation does not apply.

         Proposed regulations issued May 10, 1990 permit a Plan to add back into Uniform Compensation, deferrals under an eligible deferred compensation plan within the meaning of Code ss.457(b) (deferred compensation plans of state and local governments and tax-exempt organizations) and employee contributions (under governmental plans) described in Code ss.414(h)(2) that are picked up be the employing unit and thus are treated as employer contributions). It is not clear whether these amounts must be, or even may be, added back into pay for the purpose of applying the Highly Compensated Employee tests. Unless otherwise specifically provided under the law, these deferrals and contributions shall not be so added back for this purpose.

         (j) The Employer may adopt any reasonable rule relating to rounding calculations or breaking ties among two or more Employees.

         (k) The Employer may elect on a reasonable and consistent basis to include in the Highly Compensated Employee determination those leased employees who are otherwise covered by a safe harbor plan described in Code ss.414(n)(5).

         (l) This section shall be applied in accordance with regulations under the Internal Revenue Code.

         2.29 HOUR OF SERVICE is any and all of (a) hours worked by any Employee for which he is directly or indirectly paid (or entitled to pay) by the Company for performance of duties; (b) hours during which an Employee is on Company approved vacation, holiday, sick leave, jury duty, military duty, layoff or Company approved leave of absence; and (c) hours for which backpay, irrespective of mitigation of damages, is either awarded or agreed to by the Company (to the extent not previously credited); but excludes: (d) hours for which the payment is made for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or which reimburses the Employee solely for medical or medically-related expenses incurred by the Employee; (e) hours in excess of 501 Hours of Service accrued during any single period during which the Employee performs no duties.

         Any determination of Hours of Service shall be made in accordance with the Department of Labor Regulation ss.2530.200b-2(b). Hours of Service shall be credited to the appropriate period determined by application of Department of Labor Regulation ss.2530.200b-2(c).

         Hours of Service shall be credited for service with an Affiliate and for any individual considered an Employee of the Employer or an Affiliate for purposes of this Plan under Code ss.414(n).

         An Employee who is not paid on an hourly basis or for whom time records are not kept shall receive credit for Hours of Service based on the equivalency set forth in the adoption agreement.

         For purposes of this section, "Company" includes a corporation which is a member of a controlled group of corporations or an affiliated service group, as defined by Code ss.ss.414(b) and 414(m), respectively, and also includes trades or businesses defined in Code ss.ss.414(c) and 414(o). Finally, for purposes of this section, if the Company maintains the plan of a predecessor employer, service with the predecessor will be counted as service with the Company.

         2.30 JOINT AND SURVIVOR ANNUITY is an annuity for the life of the Participant, plus a survivor annuity for the life of his spouse equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the actuarial equivalent of a single annuity for the life of the Participant, reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant if the reduction is treated as repayment of the loan; provided, however, that if the Spousal Consent provisions for Plan Loans are both required and not complied with then the actuarial equivalent of the survivor portion of the annuity may not be less than 50% of the Participant's portion of such Annuity, unreduced by the value of the security interest. The adoption agreement may set the survivor percentage between 50% and 100%. If the exception to the automatic survivor requirements is elected in the adoption agreement, this Section 2.30 is not applicable to this Plan.

         2.31 KEY EMPLOYEE is an Employee and his Beneficiaries who at any time during the five Plan Years ending on the Determination Date was described in (a) below as determined in accordance with (b) below.

         (a) An Employee or former Employee who was: (1) an officer of the Employer or an Affiliate whose annual compensation from the Employer and any Affiliate was greater than 50% times the maximum dollar amount described in Code ss.415(b)(1)(A) as adjusted under Code ss.415(d) for such Plan Year; (2) one of the ten Employees owning (or considered as owning within Code ss.318) the largest interest in the Employer if such individual's compensation exceeds 100% of the dollar limitation under Code ss.415(c)(1)(A); (3) a Five Percent Owner; or (4) a One Percent Owner whose annual compensation from the Employer and any Affiliate exceeds $150,000.

         (b) In determining Key Employees: (1) no more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) of all Employees shall be considered officers; (2) if two Employees in (a)(2) above own the same interest in the Employer, the Employee having the greater annual Compensation from the Employer and any Affiliate shall be treated as owning a larger interest; and (3) the constructive ownership rules of Code ss.318 shall apply to determine ownership of the Employer. The Committee shall determine who is a key employee in accordance with Code ss.416(i)(1) and the regulations thereunder as the same may be amended from time to time, which amendments shall supersede the provisions hereof.

         (c) Compensation is compensation defined in 2.28(i).

         (d) Employees excluded from determining the number of employees in the top-paid group under 2.28(b) shall be excluded from the determination of the number of officers under this section who may be considered to be key-employees.

         2.32 LEASED EMPLOYEE means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code ss.414(n)(6) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient Employer.

         A Leased Employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan of the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section Code ss.415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code ss.ss.125, 402(a)(8), 402(h) or 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

         2.33 LIMITATION YEAR is the 12 consecutive month period ending on the date specified in 1.4 of the adoption agreement.

         2.34 NAMED FIDUCIARY is the Plan Administrator. However the Sponsoring Employer may appoint a successor Named Fiduciary at any time, provided such successor Named Fiduciary accepts the responsibilities in writing. A Named Fiduciary, by written notice, may quit or be removed by the Sponsoring Employer at any time.

         2.35 NON-HIGHLY COMPENSATED EMPLOYEE is any Employee who is not a Highly Compensated Employee.

         2.36 NON-KEY EMPLOYEE is any Employee who is not a Key Employee.

         2.37 NONVESTED is that portion of the Regular Account of a Participant which has not become Vested under Article 6.

         2.38 NORMAL RETIREMENT DATE is the date on which the Participant attains the age (and other requirements, if any) specified in the adoption agreement.

         2.39 ONE PERCENT OWNER is any Employee or former Employee who is or was a person owning (or considered as owning under Code ss.318) more than one percent (1%) of the Employer. The same rules shall apply in determining ownership as are described in the definition of Five Percent Owner.

         2.40 ONE YEAR BREAK IN SERVICE is the Plan Year (or if the appropriate measuring period is the employment year then the employment year) during which occurs, as of the last day of such Year, a person not completing more than five hundred (500) Hours of Service. The One Year Break in Service shall be deemed to have commenced on the first day of such Year. For the sole purpose of determining whether a One Year Break in Service has occurred, Hours of Service shall include any period during which an Employee is absent from work by reason of the pregnancy of the individual or the caring of a child of the individual immediately following the birth or placement in connection with the adoption of the child, if such Employee gives timely information to the Plan Administrator of the reason for the absence and the number of days of such absence. The Employee shall receive credit for the number of Hours of Service which otherwise would have been credited but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, as may be necessary to prevent a One Year Break in Service, but not to exceed 501 Hours of Service. Such Hours of Service shall be credited only in the Plan Year (or employment year if appropriate) in which such absence begins if such Hours of Service are necessary to prevent a One Year Break in Service in such Year, or in any other case, the relevant Year immediately following. Notwithstanding the above, no hours of service shall be credited as set forth above unless the individual furnishes to the Plan Administrator such timely information as the Plan Administrator may require to establish that the absence from work was due to the reasons set forth above and the number of days of absence related to such reasons.

         2.41 OPTIONAL ACCOUNT is the Account of a Participant which is credited with his nondeductible Voluntary Contributions. Optional Failsafe Account is the account of a Participant which is credited with Optional Failsafe Contributions.

         2.42 OWNER EMPLOYEE is an individual who is a sole proprietor, or who is partner owning more than 10% of either the capital or profits interest of the partnership.

         2.43 PARTICIPANT is an Employee who becomes entitled to share in a Plan contribution or benefit because he has met the eligibility conditions of Article 3.

         2.44 PLAN is this Plan, see 1.1, with all amendments.

         2.45 PLAN ADMINISTRATOR is the Committee.

         2.46 PLAN YEAR is specified in the adoption agreement.

         2.47 PRERETIREMENT SURVIVOR ANNUITY is a survivor annuity for the life of the Surviving Spouse of the Participant where the actuarial equivalent of the annuity is equal to 100%, or such smaller percentage as set forth in the adoption agreement, of the Account balance of the Participant as of the date of death, reduced by the value of any security interest held by the Plan by reason of a loan outstanding to the Participant if the reduction is treated as a repayment of the loan; provided, however, that if the Spousal Consent for Plan loan provisions are both required and not complied with, then the actuarial equivalent of the annuity may not be less than 50% of such account balance, unreduced by the value of the security interest. If the exception to the automatic survivor requirements is elected in the adoption agreement, this
Section 2.47 is not applicable to this Plan.

         2.48 REGULAR ACCOUNT is the Account of a Participant to which his portion of the Company contribution under 4.1(a) is allocated.

         2.49 ROLLOVER ACCOUNT is the Account of a Participant to which amounts described in 4.3, if utilized, are allocated.

         2.50 SAVINGS ACCOUNT is the separate account of the Participant to which Employer Contributions under 4.1(d) are allocated pursuant to Employee Elections.

         2.51 SELF-EMPLOYED INDIVIDUAL is an individual who has earned income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

         2.52 SUPER TOP HEAVY PLAN is each Plan in the Required Aggregation Group contained in the Top Heavy Group where the aggregate Top Heavy Ratio of such Plans exceeds .9 (90%). If a Plan is in the Permissive Aggregation Group and this inclusion drops the Top Heavy Ratio of the Top Heavy Group below .9 (90%) then no Plan in such group is Super Top Heavy.

         2.53 SUSPENSE ACCOUNT is, depending upon the context, either: (a) the Account of a Participant consisting of the Nonvested portion of his Regular Account, determined during the Plan Year in which the Employee has his or her benefits paid out in a distribution (which is not a "cash-out" under 4.4.) and which will be reallocated to the Participant upon his return as an Employee under 4.4 or (b) the Account of the Employee described in 5.4 consisting of unallocated Company contributions and Forfeitures until such time as the amounts are allocated to the accounts of Plan Participants.

         2.54 TOP HEAVY GROUP is the Aggregation Group.

         2.55 TOP HEAVY PLAN is each Plan in the Required Aggregation Group contained in the Top Heavy Group where the aggregate Top Heavy Ratio of such Plans exceeds .6 (60%). If a Plan is in the Permissive Aggregation Group and this inclusion drops the Top Heavy Ratio of the Top Heavy Group below .6 (60%) then no Plan in such group is Top Heavy.

         2.56 TOP HEAVY RATIO is the decimal equivalent of the fraction, the numerator of which is the sum, as of the Determination Date, of the present value of cumulative Accrued Benefits and the value of the Account balances, derived from Employer and Employee contributions, on behalf of all those Participants and their Beneficiaries who are Key Employees and the denominator of which is the sum, as of the Determination Date, of the present value of cumulative Accrued Benefits and the value of the Account balances, derived from Employer and Employee contributions, on behalf of all Participants and their Beneficiaries. Generally, when determining Accrued Benefits and Account balances include (a) Employer contributions due as of the Determination Date, (b) aggregate distributions made during the five Plan Years ending on the Determination Date, and (c) aggregate distributions from any terminated plan which, if it had not been terminated would have been required to be included in the Aggregation Group, but exclude (d) any contributions after December 31, l983 constituting a rollover from a Plan not maintained by the Employer or an Affiliate; (e) any distributions from a Plan which are required to be included in another Plan of an Employer or an Affiliate; (f) any accumulated Deductible Employee Contributions pursuant to Code ss.72(o)(5); (g) the Account balance of a Participant who is a Non-Key Employee but who was a Key Employee with respect to a prior Determination Date; and (h) the Account balance of a Participant who has not performed any service for the Employer or Affiliate at any time during the five Plan Years ending on the Determination Date. For Defined Benefit Plans, the Top Heavy Ratio shall be determined by substituting the term present value of cumulative Accrued Benefits for Account balance in the preceding sentence. The Top Heavy Ratio shall be measured in accordance with Treasury Regulation 1.416-1.

         2.57 TOTAL AND PERMANENT DISABILITY shall be determined by a physician selected by the Committee. For purposes of this paragraph, a Participant shall be considered totally and permanently disabled if such Participant incurs a mental or physical disability which may be expected to result in death or be of long and indefinite duration and which renders the Participant unable to engage in any substantial gainful activity. The Committee may, in its discretion, accept as conclusive the opinion of a qualified and independent physician selected by the Participant or his or her family.

         2.58 TOTAL COMPENSATION

         (a) For Limitation Years (defined at 1.4) beginning prior to January 1, 1991, unless modified in accordance with (b) below, Total Compensation shall include: (i) wages, salaries, commissions, tips, bonuses, overtime pay, paid leaves of absence (such as vacations, holidays, etc.), and any other amounts received from personal services rendered by a Participant for the Limitation Year, any of which result from employment with the Employer or an Affiliate, and without regard to whether or not an amount is paid in cash, (ii) income from sources outside the United States, (iii) Earned Income (for Self Employed Individuals), (iv) amounts described in Code ss.ss. 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee, (v) amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Code ss.217, and (vi) the amount includable in the gross income of the Employee upon making the election described in Code ss.83(b).

         Such term excludes (i) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code ss.415 limitations to that Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code ss.408(k) to the extent such contributions are deductible by the Employee under Code ss.219; any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed, however, any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee are considered as Total Compensation, (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the Employee's gross income), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code ss.403(b) (whether or not the contributions are excludable from the Employee's gross income).

         The Employer may, by written resolution, include accrued compensation as Total Compensation for the limitation year. If this election is made, all Affiliates which maintain the Plan must make this election. The written resolution is deemed satisfied if contained in this Plan or in an amendment thereto. Notwithstanding the foregoing, the accrual method may not be used in Limitation Years beginning after December 31, 1991.

         (b) For Limitation Years beginning after December 31, 1991, Total Compensation shall be equal to (I) (II) or (III), whichever is elected in the adoption agreement. The Sponsoring Employers may elect in the adoption agreement to utilize one of these definitions for any or all Plan Years beginning prior to January 1, 1992.

              (I) General Rule. If this is elected, Total Compensation shall be the amount set forth in subsection (a) above, but adjusted as follows: (i) exclude income from sources outside the United States, and (ii) utilize the cash method of accounting. Total Compensation may include amounts earned during the Limitation Year, but not paid in such year because of the timing of pay periods if these amounts are paid during the first few weeks of the year.

              (II) Code ss.3121(a) wages. If this is elected, Total Compensation shall be wages as defined in Code ss.3121(a), for purposes of calculating social security taxes, but without regard to the wage base limitation in Code ss.3121(a)(1), the special rules in Code ss.3121(v) (applicable to certain elective contributions and nonqualified deferred compensation), any rules that limit covered employment based on the type or location of the Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Code ss.ss. 3121(b)(1) through (20)).

              (III) Code ss.3401(a) wages. If this is elected, Total Compensation shall be wages as defined in Code ss.3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2)).

         (c) In Plan Years beginning after December 31, l988, if Total Compensation is the relevant definition of compensation for any of the following purposes: (i) determining a Participant's contribution allocation or benefit accrual, or Top Heavy minimum contribution or benefit, (ii) performing the ADP or ACP tests set forth in Code ss.ss. 401(k)(3) and 401(m)(2)(A), or (iii) working with the permitted disparity (integration) rules of Code ss.ss. 401(a)(5) and 401(l), then solely for such purposes Total Compensation in excess of $150,000 (or $200,000) (as adjusted pursuant to Code ss.415(d)) for the specific Plan Year being reviewed, shall not be considered, but in making this determination, the rules of Plan subsection 2.28(f) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the close of the year.

         If, as a result of the application of such family member aggregation rules, the adjusted $150,000 (or $200,000) limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this plan provides for an integrated contribution) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation, unless future regulations or changes in the law mandate a different method.

         If Total Compensation is to be determined over a period of more than one year, then the adjusted $150,000 (or $200,000) Total Compensation limit in effect for each of the years used is determined separately for each such year, even though the limitation changes under Code ss.415(d) from year to year.

         This limitation shall be applied separately to each group of plans which are treated as a separate plan and to each separate element in a component plan.

         (d) For Plan Years beginning prior to 1989, in any Plan Year in which this Plan is a Top Heavy Plan, Total Compensation shall be limited to the first $200,000, or such larger amount as prescribed in accordance with ss.416(d)(2) of the Code.

         2.59 TRUST OR TRUST AGREEMENT is the Trust designated in 1.1, with all amendments.

         2.60 TRUSTEE is the individual or corporation, appointed by the Company under the Trust Agreement who accepts the duties and responsibilities for the management and investment of the Trust Fund in accordance with the terms of the Trust Agreement.

         2.61 TRUST FUND is the total of contributions made to this Plan, increased by profits, income, refunds, and other recoveries received, and decreased by losses and expenses incurred, and benefits paid. Fund or Trust Fund may also include any assets transferred to the Trust from the qualified trust of any trust of any other company, H.R. 10 Plan, or an Individual Retirement Account as provided under the Code.

         2.62 UNIFORM COMPENSATION Uniform Compensation for Self- employed Individuals shall be Earned Income.

         (a) Generally, Uniform Compensation is equal to Total Compensation under 2.58, although other definitions may be chosen under the adoption agreement. However, the accrual method is not permitted even if this method is used when computing Total Compensation for other purposes in the Plan. The elections hereunder in the adoption agreement shall not bind the Plan to utilize that same definition of Uniform Compensation when testing rules set out under the Code which are not otherwise specifically explained in this Plan document (e.g. Code ss.ss. 401(a)(4) and 410(b)).

              (I) The adoption agreement may specify the Plan Year, the taxable year ending within the Plan Year and the Limitation Year ending within the Plan Year as the computation period for Uniform Compensation for the Plan Year. In the absence of a specific election, the computation period shall be the Plan Year.

              (II) The adoption agreement shall specify whether or not to include amounts paid to the Employee before the Employee is a Participant in this Plan (e.g. if the Participant enters the Plan on a day other than the first day of the Plan Year).

         When computing the ADP test of Code ss.401(k)(3) and the ACP test of Code ss.401(m)(2)(A) Uniform Compensation shall be based on the entire Plan Year; however, for Plan Years beginning before January 1, 1992, or later if permitted under law the adoption agreement may limit Uniform Compensation taken into account to Uniform Compensation paid to the Employee while a Participant.

         (b) For Plan Years beginning before January 1, 1992: Uniform Compensation shall be either Total Compensation under Plan section 2.58(a) or W-2 Compensation.

         (c) For Plan Years beginning after December 31, 1991, Uniform Compensation shall be equal to (I), (II), or (III) below, as modified by (IV) whichever is elected in the adoption agreement, unless the Alternative Definition is elected under (V). The Sponsoring Employers may elect in the adoption agreement to utilize one of these definitions for any or all Plan Years beginning prior to January 1, 1992.

              (I) General Rule. If this is elected, Uniform Compensation shall be the amount set forth in 2.58(a), but adjusted as follows: (i) exclude income from sources outside the United States, and (ii) utilize the cash method of accounting. Uniform Compensation may include amounts earned during the Plan Year, but not paid in such year because of the timing of pay periods if these amounts are paid during the first few weeks of the year.

              (II) Code ss.3121(a) wages. If this is elected, Uniform Compensation shall be wages as defined in Code ss.3121(a), for purposes of calculating social security taxes, but without regard to the wage base limitation in Code ss.3121(a)(1), the special rules in Code ss.3121(v) (applicable to certain elective contributions and nonqualified deferred compensation), any rules that limit covered employment based on the type or location of the Employer, and any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Code ss.ss. 3121(b)(1) through (20)).

              (III) Code ss.3401(a) wages. If this is elected, Uniform Compensation shall be wages as defined in Code ss.3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code ss.3401(a)(2)).

              (IV) Safe Harbor Adjustment. If this is elected in the adoption agreement, then Uniform Compensation shall equal the amount determined in accordance with the election in (I) (II) or (III), reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits.

                   (A) Special rule for Self-Employed Individuals which applies if Safe Harbor Adjustment is used. Notwithstanding the foregoing, the Safe Harbor Adjustment shall not apply to a Self Employed Individual when determining his or her Uniform Compensation. For these persons Uniform Compensation is Earned Income. However, if the Safe Harbor Adjustment is elected in the adoption agreement, then when calculating Earned Income for such Self Employed Individual an equivalent alternative compensation amount must be determined for such Self Employed Individual.

                   (B) The equivalent alternative compensation amount for any Self Employed Individual is determined by multiplying the Self Employed Individual's Earned Income by the aggregate Uniform Compensation actually determined for the Non-Highly Compensated Employees taken into account in satisfying the requirements of the applicable provision being tested under this Plan (e.g. including the reductions under the Safe Harbor Adjustment) and dividing this by the aggregate Uniform Compensation for such Non-Highly Compensated Employees as determined under any of (d)(I) (II) or (III) and without taking into account reductions under the Safe Harbor Adjustment. If Uniform Compensation includes any elective contributions described in (f) or
(f)(I) below, then the Self Employed Individual's Earned Income for this purpose shall be increased by the amount of elective contributions made by the Employer on behalf of such Self Employed Individual and the aggregate Uniform Compensation taken into account under (d)(I) (II) or (III) must include all the types of elective contributions described in (f) and (f)(I) made by the Employer to all common-law employees other than Highly Compensated Employees. The amount taken into account under (d)(I) (II) or (III) may not exceed $200,000 as determined under the rules of (h) below.

              (V) Alternatively, for Plan Years beginning after December 31, 1991, the adoption agreement may specify that Uniform Compensation shall be equal to the amount determined under Plan section 2.13. This definition is permissible only if it is (i) "reasonable", (ii) does not by design favor Highly Compensated Employees and (iii) satisfies the nondiscrimination requirement set forth below. A special rule for Self Employed Individuals is also set forth below. The Sponsoring Employers may elect in the adoption agreement to utilize one of these definitions for any or all Plan Years beginning prior to January 1, 1992.

                   (A) Whether a definition is reasonable or does not by design favor Highly Compensated Employees is to be determined by examining all the facts and circumstances.

                   (B) The alternative definition satisfies the nondiscrimination requirement if the average percentage of Uniform Compensation included under the alternative selected for the Highly Compensated Employees as a group does not exceed by more than a de minimis amount the average percentage of Uniform Compensation included under the alternative selected of the Non-Highly Compensated Employees as a group. This test may be run either by determining the percentages separately for each individual and averaging those percentages (the denominator of the percentages being the aggregate amount of Uniform Compensation as determined under any of (c)(I) (II) or (III)), or if the following does not produce a distortion as of the result of extra weight given employees with higher compensation in the relevant group, by dividing the aggregate amount of Uniform Compensation of all employees in the group by the aggregate amount of Uniform Compensation as determined under any of (c)(I) (II) or (III) above for such group members.

                   (C) Notwithstanding the foregoing, the Alternative Definition adopted hereunder shall not apply to a Self Employed Individual when determining his or her Uniform Compensation. For these persons Uniform Compensation is Earned Income. However, when calculating Earned Income for such Self Employed Individual an equivalent alternative compensation amount must be determined for such Self Employed Individual.

                   (D) The equivalent alternative compensation amount for any Self Employed Individual is determined by multiplying the Self Employed Individual's Earned Income by the aggregate Uniform Compensation actually determined for the Non-Highly Compensated Employees taken into account in satisfying the requirements of the applicable provision being tested under this Plan and dividing this by the aggregate Uniform Compensation for such Non-Highly Compensated Employees as determined under any of (c)(I) (II) or (III) above. If the alternative definition includes any elective contributions described in (g) or (g)(I) below, then the Self Employed Individual's Earned Income for this purpose shall be increased by the amount of elective contributions made by the Employer on behalf of such Self Employed Individual and the aggregate Uniform Compensation taken into account under (c) must include all the types of elective contributions described in (g) and (g)(I) made by the Employer to all common-law employees other than Highly Compensated Employees. The amount taken into account under (c) may not exceed $200,000 as determined under the rules of (d) below.

         (d) For Plan Years beginning after 1988, Uniform Compensation may not exceed $200,000 (or a greater amount determined by the Commissioner of Internal Revenue), but in making this determination, the rules of Plan subsection 2.28(f) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the close of the year.

         If, as a result of the application of such family member aggregation rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Uniform Compensation up to the integration level if this plan provides for an integrated contribution) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section to the application of this limitation.

         If Uniform Compensation is to be determined over a period of more than one year, then the annual $200,000 Uniform Compensation limit in effect for each of the years used is determined separately for each such year, even though the limitation changes under Code ss.415(d) from year to year.

         The $200,000 limitation shall be applied separately to each group of plans which are treated as a separate plan and to each separate element in a component plan.

         (e) For Plan Years beginning prior to 1989, in any Plan Year in which this Plan is a Top Heavy Plan, Uniform Compensation shall be limited to the first $200,000 (or such larger amount permitted under law).

         (f) Alternatively for Plan Years beginning prior to January 1, 1992, the adoption agreement may specify that instead of the above definitions, Uniform Compensation shall be equal to either (A) regular or base salary or wages (excluding overtime and bonuses) received during the applicable period by the Employee, or (B) regular or base salary plus either or both overtime and/or bonuses received during the applicable period by the Employee.

         (g) If (a), (b) or (c), are operative then, the adoption agreement may specify that any amount which is contributed by the Employer pursuant to a salary reduction agreement under a 401(k) arrangement, Cafeteria Plan, SEP or 403(b) annuity shall be included in Uniform Compensation. This also applies to computations of Earned Income.

              (I) Unless (b) or (f) is applicable, the adoption agreement may specify that deferrals under an eligible deferred compensation plan within the meaning of Code ss.457(b) (deferred compensation plans of state and local governments and tax-exempt organizations), or employee contributions (under governmental plans) described in Code ss.414(h)(2) that are picked up be the employing unit and thus are treated as employer contributions) be added back into Uniform Compensation. This also applies to computations of Earned Income.

         (h) In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Year beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA'93 annual compensation limit. The OBRA'93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA'93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under 401(a)(17) of the Code shall mean the OBRA'93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA'93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA'93 annual compensation limit is $150,000.

         2.63 VALUATION DATE is any date on which the market valuation of the Trust Fund is made. This valuation shall be made on each Anniversary Date, and the Committee may, in its discretion, authorize additional Valuation Dates.

         2.64 VESTED is that portion of a Regular Account to which a Participant has a nonforfeitable interest.

         2.65 VESTING SCHEDULE is the schedule contained in 6.1 which is used to determine the Vested interest of a Participant in his Regular Account upon a Break in Service other than by reason of his death, disability, or attainment of Normal Retirement Age.

         2.66 VOLUNTARY CONTRIBUTIONS are those contributions, if permitted under 4.2, made by the Participant and held in the Participant's Optional Account.

         2.67 YEAR OF BENEFIT SERVICE is defined in the adoption agreement.

         2.68 YEAR OF ELIGIBILITY SERVICE is the Employment Year of an Employee, provided he completes at least 1,000 Hours of Service (or fewer, if so specified in the adoption agreement) during such Employment Year. The adoption agreement shall specify whether subsequent computational periods for Years of Eligibility Service shall be based either upon Plan Years or Employment Years. If Plan Years are selected then subsequent computational period shall be the Plan Year, starting with the Plan Year next following his Date of Employment. The Participant shall receive credit for one Year of Eligibility Service for each computational period in which he earns at least 1000 Hours of Service, but if subsequent computational periods are based upon the Plan Year then an Employee who is credited with 1,000 Hours of Service in both the Employment Year and the Plan Year next following his Date of Employment shall be credited with two years of Eligibility Service. For purposes of eligibility under Article 3, Years of Eligibility Service shall include service with an Affiliate and shall include Employment Years and Plan Years prior to the Effective Date of this Plan. The adoption agreement may specify utilization of the elapsed time method.

         When a fractional Year of Eligibility Service is used as the sole service requirement, Hours of Service measurements will be employed in the proportion that the fraction specified is to 1000 Hours of Service. Service will be measured for the fraction of a year specified starting with the first paid Hour of the Employee. Where the Employee is not credited with the necessary Hours during the fractional year, another measuring period will begin at the point the prior measuring period ended.

         Where there is both a full and partial Year of Eligibility Service requirement, the partial Year shall be measured only after the full Years of Eligibility Service have been credited. In that case, the partial Year shall be measured by the number of Months represented by the fraction of a Year specified, and shall then be measured in accordance with the preceding paragraph.

         The following provisions shall be utilized if the adoption agreement specifies the use of the Elapsed Time Method:

         For purposes of determining an Employee's initial or continued eligibility to Participate in the Plan, (except for periods of service which may be disregarded on account of the "rule of parity" described in Plan section 3.3(c)) an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of Employment or reemployment and ending on the date a Break in Service begins. The first day of Employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

         Break in Service if the Elapsed Time method is utilized, and solely for purposes of this section, is a period of severance of at least 12 consecutive months.

         Period of severance is a continuous period of time during which the Employee is not Employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

         In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         Each Employee will share in Employer contributions for the period beginning on the date the Employee commences Participation under the Plan and ending on the date on which such Employee severs Employment with the Employer or is no longer a member of an eligible class of Employees.

         2.69 YEAR OF VESTING SERVICE is any Plan Year, beginning with the Plan Year containing the Employee's Employment Date, during which such Employee completes at least 1,000 Hours of Service, or fewer, if so specified in the adoption agreement. For purposes of vesting, Years of Vesting Service shall include service with an Affiliate and shall include all Plan Years including Plan Years prior the Effective Date of this Plan, except as specified otherwise in the adoption agreement. The Sponsoring Employer may specify in the adoption agreement that the computation period for Years of Vesting Service be based upon a computation period other than the Plan Year (e.g. the Employment Year of each Participant) or under the elapsed time method.

         The following provisions shall be utilized if the adoption agreement specifies the use of the Elapsed Time Method:

         For purposes of determining an Employee's the nonforfeitable interest in the Participant's Account balance derived from Employer contributions, (except for periods of service which may be disregarded on account of the "rule of parity" described in Plan section 6.3(c)) an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of Employment or reemployment and ending on the date a Break in Service begins. The first day of Employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

         Break in Service if the Elapsed Time method is utilized, and solely for purposes of this section, is a period of severance of at least 12 consecutive months.

         Period of severance is a continuous period of time during which the Employee is not Employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

         In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.


                        3. ELIGIBILITY AND PARTICIPATION

         3.1. ELIGIBILITY. The Employees Eligible to Participate in this Plan (or in the various components of the Plan, if different) are specified in the adoption agreement.

         3.2. PARTICIPATION. Every Employee who is eligible under 3.1 shall become a Participant in the Plan on his Entry Date only after meeting the requirements specified under adoption agreement section 3.2. The Employee must Participate no later than the earlier of: (l) the first day of the plan year beginning after the date on which the employee has met the minimum age and service requirements or (2) six months after the date the requirement is met.


         3.3. PARTICIPATION UPON REEMPLOYMENT.

         (a) Unless specified otherwise in the adoption agreement, this Plan shall not utilize any special break in service rules dealing with the Participation of reemployed Participants. Therefore, former employees who were Participants in this Plan and who are reemployed shall immediately be Participants again and all pre-break service shall be credited for purposes of determining the date of Participation for all employees who never were Participants.

         (b) If the adoption agreement specifies that the Break in Service rules shall apply for Participation then, except as provided in subsections (c), (d) and (e) below, all service will be taken into account in determining a Participant's Years of Eligibility Service.

         (c) In computing an Employee's Years of Eligibility Service, in the case of any Participant who has any One Year Break in Service, service before such break shall not be taken into account until he or she has completed a Year of Eligibility Service after his or her return. If a former Participant completes a Year of Eligibility Service in accordance with this provision, his or her Participation will be reinstated as of the date of reemployment. If he shall fail to complete one Year of Eligibility Service, any Employer contribution allocated to the Participant following the reemployment date shall be deemed to have been made by mistake and shall be considered to be an advance contribution of the Employer for the next succeeding Plan Year.

         (d) In computing an Employee's Years of Eligibility Service, in the case of any participant whose Regular Account is not vested to any extent, Years of Eligibility Service before any period of consecutive One Year Breaks in Service will be taken into account only if the number of consecutive One Year Breaks in Service within such period is less than the greater of: (1) 5, or (2) the aggregate number of Years of Eligibility Service before such break.

         (e) In the event that the Vesting Schedule in section 6.2 provides for a vested percentage of one hundred percent (100%) for any Participant with three or more Years of Vesting Service, then for purposes of computing an Employee's Years of Eligibility Service, if such Employee has not satisfied service requirements, if any, set forth in adoption agreement section 3.2 prior to such One Year Break in Service, service before such break will not be taken into account.

         3.4. LOSS OF ELIGIBILITY.

         Notwithstanding any other provision in this Plan to the contrary, in the event that a Participant becomes ineligible to Participate within the meaning of Plan section 3.1, then that Participant (A) shall be considered to be a Participant for purposes of receiving Hours of Service credit for Years of Eligibility Service and Years of Vesting Service; (B) shall be deemed to be employed by the Company on the last day of the Plan Year of the Company for the sole purposes of receiving an allocation under Plan sections 5.1, 5.2 and 15.1, but only if they are actually so employed by the Company on such day, and then only as to the Plan Year during which such Participant became ineligible; (C) shall not be considered to have Compensation or Total Compensation after he became ineligible, except that for the sole purpose of computing Uniform Compensation over a wage base or dollar figure in section 5.1, if any, which is used to provide allocations for Participants which are integrated with Social Security, all Compensation earned during the Plan Year the Participant became ineligible shall be considered Compensation for the same Plan Year; and (D) shall not be a Participant for any other purpose in the Plan, unless specifically set forth to the contrary under this Plan.

         3.5 OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

         3.6 INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. If this Plan does not provide for Forfeitures in the adoption agreement, any contributions which become Forfeitures by operation of this section 3.6 shall be used to reduce the Employer contribution for the relevant Plan Year. In no event shall Elective Contributions or Elective Deferrals be forfeited. Such contributions made by an Ineligible Employee shall be returned to such Employee if discovered before such Employee becomes eligible or shall remain in the Plan if discovered after the Employee has become eligible to participate in the Plan.


                          4. CONTRIBUTIONS TO THE PLAN

         4.1 EMPLOYER CONTRIBUTIONS

         4.1(a) The Employer contributions to this Plan shall be made in accordance with section 4.1(a) of the adoption agreement.

         4.1(b) The Employer contribution shall be subject to the limitations, if any, contained in 5.5 and 5.6 of the Plan.

         4.1(c) During any Plan Year in which the Plan is a Top Heavy Plan, a contribution necessary to satisfy the Top Heavy requirements of Article 15 shall be made.

         4.1(d)(1) The Sponsoring Employers may, in the adoption agreement, activate either (a) or (b) below.

                   (a) Salary Reduction Election. If activated, then, in any Plan Year, except as hereinafter provided, and subject to the limitations set forth in Article 5 and this section, each Participant may enter into a written agreement with the Employer to reduce his Compensation in return for the Employer making an equal amount of Employer contributions on his behalf. These Employer Contributions are known as Elective Contributions and Elective Deferrals.

                   (b) Cash or Deferred Election. If activated, then, in any Plan Year except as hereinafter provided, and subject to the limitations set forth in Article 5 and this section, each Participant may enter into a written agreement with the Employer to take a certain amount of the Employer Contribution contributed under 4.1(a) and otherwise allocable to his account under 5.1(a) as an immediate distribution in cash. Amounts subject to this election and not taken in cash are known as Elective Contributions and Elective Deferrals.

              (2) The Employer shall, in its sole discretion, determine the times and periods during each Plan Year, if any, that such Elective Contributions may be made, the maximum percentage or amount of Uniform Compensation which may be deferred, the effective periods for necessary elections, and the amount of Matching Contributions, if any, pursuant to Plan
Section 4.10. The Employer also has complete authority to develop any rules necessary to administer this section, including rules relating to the timing of elections and the changing or revoking of elections on more than an annual basis. The Employer may set forth any such rules and may adopt specific provisions relating to investment options available to Participants who make Elective Contributions under this section. The Employer shall communicate the terms and conditions under which such elections shall be made a reasonable period prior to the due dates for any such elections. The Employer's determinations hereunder shall be carried out by the Plan Administrator.

         The amount of such Elective Contributions may be reduced or eliminated by action of the Plan Administrator. Each such Elective Contribution shall be transferred to the Participant's Suspense Account, to be held therein subject to the distribution rules described in Article 7 hereof and applicable to such Elective Contributions.

         4.1(e)(1): 402(g) limitation. No Employee may make Elective Deferrals in excess of the then applicable limitation during any taxable year. This limitation is equal to the amount described in code ss.402(g) ($7,000 in 1987 as adjusted for cost-of-living increases pursuant to Code ss.415(d), which raises the limit to $7,313 for 1988, $7,627 for 1989, and $7,979 for 1990). This limit is applied to each Participant on the basis of his own tax year. Any deferrals in excess of this limitation shall be distributed to the Employee no later than April 15 of the year following the year in which these "excess deferrals" occurred. The distribution shall include income (or shall be reduced for losses). The amount of the income (or loss) shall be determined in accordance with the rules set forth in 4.1(e)(2) (substituting the term Excess Deferral for Excess Contribution and measuring income in the "gap period" to the date of the distribution, instead of the last day of the month preceding the distribution).

         Code ss.402(g) applies on an Employee by Employee basis regardless of the fact that the Employee might Participate in more than one Plan maintained by unrelated Employers. The Employee must, not later than March 1 of each year following the year of the "excess deferral", notify the Plan Administrator of the amount of excess deferrals received by this Plan. The Employer may, in the adoption agreement change this March 1 date to any date up to April 15 of the year following the year of the excess deferral, or alternatively may administratively allow the individual to respond by such later April 15 date.

         4.1(e)(2): PARTICIPANT ELECTIVE CONTRIBUTIONS - SPECIAL DISCRIMINATION TEST. For each Plan Year, the Committee shall determine whether the Elective Contributions made by Eligible Employees satisfy one of the following average deferral percentage ("ADP") tests: (i) The ADP for the Highly Compensated Group does not exceed 1.25 times the ADP of the Nonhighly Compensated Group; or (ii) The ADP for the Highly Compensated Group does not exceed the ADP for the Nonhighly Compensated Group by more than two (2) percentage points (or the lesser amount prescribed by the Secretary of the Treasury) and the ADP for the Highly Compensated Group is not more than twice the ADP for the Nonhighly Compensated Group.

         For purposes of the ADP test, the following rules apply:

         (a) "Highly Compensated Group" means the Eligible Employees who are Highly Compensated Employees for the Plan Year.

         (b) "Eligible Employee" means a Participant who is eligible to make Elective Contributions, irrespective of whether he actually makes Elective Contributions for the Plan Year. An Employee who is unable to make a Voluntary or Mandatory Contribution merely because his compensation is below a stated amount, or merely because of a suspension from the plan due to a distribution, loan, or a non-one time election not to participate, or because of limitations under Code ss.415, is still an eligible Employee.

         (c) The "ADP" for a group is the average of the separate deferral percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's deferral percentage is equal to his Elective Contributions (plus any Qualified Nonelective Contributions or Qualified Matching Contributions treated as Elective Contributions) allocated to his account for the Plan Year divided by his Uniform Compensation. When determining the amount of Elective Contributions for this ADP test any Excess Deferrals or Excess Contributions which have been distributed in accordance with Code ss.ss. 402(g)(2) and 401(k)(8), respectively, or have been recharacterized as Employee After-Tax Contributions are to be included. However, excess deferrals of Nonhighly Compensated Employees are not included in that Participant's Elective Contributions for purposes of this ADP test, to the extent that such excess deferrals are made under a plan or plans of the same Employer.

         (d) The special rules described in Plan Section 2.28(f) for aggregation of family members of Five Percent Owners and the top ten paid Highly Compensated Employees apply here. When computing the ADP with any aggregated family group, such group's deferral percentage shall be:

                  For Plan Years beginning before 1991, either

                  (A) the greater of (I) the ratio determined by combining the Elective Contributions and amounts treated as Elective Contributions of all the eligible family members who are highly compensated Employees, and
                           (II) the ratio determined by combining such amounts of all eligible family members, divided by the aggregate Uniform Compensation of each member whose contributions are so combined, or

                  (B) the ratio of the combined Elective Contributions and amounts treated as Elective Contributions of all eligible family members divided by the aggregate Uniform Compensation of such members.

                  For Plan Years after 1990, the amount determined under (B) above.

         (e) The Committee may (in a manner consistent with Treasury regulations) determine the deferral percentages of the eligible Employees by treating Qualified Nonelective Contributions, Qualified Matching Contributions or elective deferrals under a cash or deferred arrangement (401(k)) made to this Plan or to any other qualified Plan maintained by the Employer, which meet the applicable requirements of the Final and Proposed Treasury Regulation ss.1.401(k)-1, as Elective Contributions subject to this ADP test.

         (f) Note that the special family member aggregation rule applies for determining whether the $150,000 (or $200,000) (as adjusted) cap on Uniform Compensation applies for the family member aggregation group. In Plan Years beginning after 1989, Compensation over the entire Plan Year must be counted; Compensation earned prior to the time that the Employee was a Participant may not be disregarded, unless otherwise provided under the law.

         (g) "Nonelective contributions" are contributions made by the Employer which are not subject to a deferral election by the Employee under a Code ss.401(k) arrangement and which are not Matching Contributions.

         (h) "Qualified Nonelective Contributions" are nonelective contributions which are one hundred percent (100%) vested and nonforfeitable at all times, which are subject to the distribution restrictions described in paragraph (k), and which are not distributable on account of Hardship. Contributions to the Failsafe Account under 4.10 of this Plan are designed to be Qualified Nonelective Contributions. In addition the 401(k) regulations may permit aggregation with other plans containing Qualified Nonelective Contributions which may be used under this plan for the ADP test.

         (i) "Matching Contributions" are contributions made by the Employer on account of Employee contributions or on account of elective deferrals under a Code ss.401(k) arrangement. See 4.9 of this Plan.

         (j) "Qualified Matching Contributions" are matching contributions which are one hundred percent (100%) vested and nonforfeitable at all times, which are subject to the distribution restrictions described in paragraph (k), and which are not distributable on account of Hardship.

         (k) The term "distribution restrictions", generally, means the plan will not permit distribution of the accrued benefit attributable to the specified contributions except (1) in the event of the Participant's death, disability, termination of employment, attainment of age 59 1/2,
         (2) solely for elective contributions under a cash or deferred arrangement (and allocable earnings credited to the Participant's account as of 12/31/88, or later if permitted by the regulations) in the event of financial hardship, (3) a lump sum distribution in the event of a plan termination, without establishment of a successor plan, or (4) a lump sum distribution in the event of a sale of assets used in a trade or business or of a subsidiary. The completion of a stated period of participation or the lapse of a fixed number of years are not events which shall satisfy the distribution limitations. This paragraph shall be applied in accordance with Code ss.ss.401(k)(2)(B) and (10) and the regulations thereunder.

         The Employer may, in the adoption agreement, set forth rules, standards and other relevant conditions allowing distributions of amounts due to this section 4.1(e), which rules shall be in addition to the rules set forth in Article 7 of this plan. No distributions shall be permitted unless they are made in compliance with Code ss.ss. 401(k)(2)(B) and
         (k)(10) and the regulations thereunder.

         (l) A Highly Compensated Employee's deferral percentage shall include applicable deferrals or contributions made on his behalf to any other plan maintained by the Employer, but a Nonhighly Compensated Employee's deferral percentage shall not include contributions or deferrals outside of this Plan unless the Employer treats this Plan and the other plan as a unit for coverage and discrimination purposes under the Code.

         (m) "Employer" includes related Employers under Code ss.ss. 414(b),
         (c), (m) and (o), to the extent required under such Code sections.

         (n) This plan specifically incorporates the effective dates under the Code ss.ss. 401(k) and 402(g) final and proposed regulations.

Treatment of excess contributions.

         (o) In general. If the Committee determines the Plan fails to satisfy the ADP test for a Plan year, it shall distribute the excess contributions, as adjusted for allocable income or loss, no later than the last day of the succeeding Plan Year. However, the Employer will incur an excise tax equal to ten percent (10%) (or such other amount as may be imposed by law) of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees by 2 1/2 months following the close of that Plan Year. The excess contributions are the amount of Elective Contributions (and amounts treated as Elective Contributions) allocated to the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Committee shall distribute to each Highly Compensated Employee his respective share of the excess contributions.

         The Committee shall determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest deferral percentage, reducing his deferral percentage to the next highest deferral percentage then, if necessary, reducing the deferral percentage of the Highly Compensated Employee(s) at the next highest deferral percentage (including the deferral percentage of the Highly Compensated Employee(s) whose deferral percentage the Plan Administrator already has reduced), and continuing in this manner until the ADP for the Highly Compensated Group satisfies the ADP test.

         The Committee shall determine the amount of income or loss allocable to the Highly Compensated Employee's excess contributions by (1) determining the allocable income for the Plan Year.

         The plan year amount equals: (a) income (or loss) for the plan year allocable to Elective Contributions (and amounts treated as such); multiplied by
(b) the excess contribution for such Employee and divided by (c) the total account balance of the Employee attributable to such contributions as of the end of the plan year minus gains and plus losses allocable to such total for the plan year.

         Allocable income. To determine the amount of the corrective distribution required under this Section, the Committee must calculate the allocable income for the Plan Year in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

         (p) Family member aggregation. If family members are aggregated in accordance with Plan Section 2.28(f), then

               (A) if the ADP for such family members was determined under 4.1(e)(2)(d)(A) then:

                    (i) if the family group's deferral percentage is determined under 4.1(e)(2)(d)(A)(I), then the group's excess contribution, if any, is reduced and allocated among the family members in two steps: (1) the deferral percentage of the Highly Compensated Employees is reduced in accordance with normal rules, but not below the deferral percentage of the group of eligible family members who are not Highly Compensated Employees, and
                         (2) if further reduction of the deferral percentage is necessary, by taking into account the contributions of all the eligible family members and allocating the excess in proportion to the Elective Contributions of each family member.

                    (ii) if the family group's deferral percentage is determined under 4.1(e)(2)(d)(A)(II), then the group's excess contribution, if any, is reduced in accordance with normal rules and the excess contributions for the family unit shall be allocated among family members in proportion to the Elective Contributions of each family member which was combined to determine the deferral percentage.

               (B) if the ADP for such family members was determined under 4.1(e)(2)(d)(B), which, if relevant, shall be the case in Plan Years beginning after 1990, then the group's excess contribution, if any, is reduced in accordance with normal rules and the excess contributions for the family group are allocated among the family members in proportion to the Elective Contribution of each family member which was combined to determine the deferral percentage.

         4.1(e)(3) MATCHING CONTRIBUTIONS, AND AFTER-TAX CONTRIBUTIONS - SPECIAL
                   DISCRIMINATION TEST.

         For each Plan Year, the Committee shall determine whether the Aggregate Contributions made by Eligible Employees satisfy one of the following average contribution percentage ("ACP") tests: (i)

         The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two (2) percentage points (or the lesser amount prescribed by the Secretary of the Treasury) and the ACP for the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

         For purposes of the ACP test the following rules apply:

         (a) "Highly Compensated Group" means the Eligible Employees who are Highly Compensated Employees for the Plan Year.

         (b) "Eligible Employees" are Employees who are directly or indirectly:

              (i) Eligible to make Voluntary Contributions or Mandatory Contributions,

              (ii) Eligible to make Elective Contributions under Code ss.401(k), if taken into account under the ACP test, or

              (iii) Eligible to receive a Matching Contribution, including matching contributions derived from forfeitures.

         An Employee who is unable to make a Voluntary or Mandatory Contribution merely because his compensation is below a stated amount, or merely because of a suspension from the plan due to a distribution, loan, or a non-one time election not to participate, or because of limitations under Code ss.415, is still an eligible Employee.

         (c) The "ACP" for a group is the average of the separate contribution percentages calculated for each eligible Employee who is a member of that group. An Eligible Employee's "Contribution Percentage" for any individual is equal to the sum of his Matching Contributions (but only to the extent that these contributions are not used for the ADP test) plus his Voluntary Contributions and mandatory contributions (plus any Elective Contributions and Qualified Elective Contributions treated as Matching Contributions) divided by his Compensation for the Plan Year in question.

         (d) The special rules described in Plan Section 2.28(f) for aggregation of family members of Five Percent Owners and the top ten paid Highly Compensated Employees apply here.

         When computing the ADP with any aggregated family group, such group's contribution percentage shall be:

               For Plan Years beginning before 1991, either

               (A) the greater of (I) the ratio determined by combining such Employee and Matching Contributions and amounts treated as Matching Contributions of all the eligible family members who are Highly Compensated Employees, and (II) the ratio determined by combining such amounts of all eligible family members divided by the aggregate Uniform Compensation of each member whose contributions are so combined, or

               (B) the ratio of the combined Employee and Matching Contributions and amounts treated as Matching Contributions divided by the aggregate Uniform Compensation of such members.

               For Plan Years after 1990, the amount determined under (B) above.

         (e) The Employer may elect to take Elective Contributions and Qualified Nonelective Contributions made under the Plan or any other Plan maintained by the Employer (and not utilized in the ADP test) into account as Matching Contributions in computing this Contribution Percentage to the extent permitted by the regulations under Code ss.ss. 401(k) and (m).

         (f) "Matching Contributions" are any Employer Contributions made because of (i) an Elective deferral under a cash or deferred arrangement, (ii) a Voluntary Contribution ,or (iii) Mandatory Contributions if required under this Plan. Such term also includes any forfeiture allocated on the basis of Voluntary, Mandatory, matching or elective deferrals. Contributions allocated to the matching account, including those due to reallocated forfeitures, are also matching contributions under this Plan.

         (g) "Voluntary Contributions" are after-tax Employee contributions.

         (h) "Mandatory Contributions" are contributions which Employees must make in order to participate in this Plan or receive an Employer Contribution.

         (i) "Qualified Nonelective Contributions" are nonelective contributions which are one hundred percent (100%) vested and nonforfeitable at all times, which are subject to the distribution restrictions described in paragraph (l), and which are not distributable on account of Hardship. Contributions to the Failsafe Account under 4.10 of this Plan are designed to be Qualified Nonelective Contributions. In addition the 401(k) regulations may permit aggregation with other plans containing Qualified Nonelective Contributions which may be used under this plan for the ACP test.

         (j) "Elective Deferrals" are contributions made to the Plan pursuant to Code ss.402(g)(3)(A).

         (k) "Excess Aggregate Contributions" are the excess of (i) the aggregate amount of Matching Contributions, Voluntary Contributions and Mandatory Contributions (plus Failsafe Contributions and Elective Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted under the ACP test.

         (l) The term "distribution restrictions", generally, means the plan will not permit distribution of the accrued benefit attributable to the specified contributions except (1) in the event of the Participant's death, disability, termination of employment, attainment of age 59 1/2,
         (2) solely for elective contributions under a cash or deferred arrangement (and allocable earnings credited to the Participant's account as of 12/31/88, or later if permitted by the regulations) in the event of financial hardship, (3) a lump sum distribution in the event of a plan termination, without establishment of a successor plan, or (4) a lump sum distribution in the event of a sale of assets used in a trade or business or of a subsidiary. The completion of a stated period of participation or the lapse of a fixed number of years are not events which shall satisfy the distribution limitations. This paragraph shall be applied in accordance with Code ss.ss. 401(k)(2)(B) and
         (k)(10) and the regulations thereunder.

                  The Employer may, in the adoption agreement, set forth rules, standards and other relevant conditions allowing distributions of amounts due to this section 4.1(e), which rules shall be in addition to the rules set forth in Article 7 of this Plan. No distributions of the specified contributions shall be permitted unless they are made in compliance with Code ss.ss. 401(k)(2)(B) and (k)(10) and the regulations thereunder.

         (m) A Highly Compensated Employee's contribution percentage shall include applicable deferrals or contributions made on his behalf to any other plan maintained by the Employer, but a Nonhighly Compensated Employee's contribution percentage shall not include contributions or deferrals outside of this Plan unless the Employer treats this Plan and the other plan as a unit for coverage and discrimination purposes under the Code.

         (n) "Employer" includes related Employers under Code ss.ss. 414(b),
         (c), (m) and (o), to the extent required under such Code sections.

         (o) This plan specifically incorporates the effective dates under the Code ss.401(m) final and proposed regulations.

         Treatment of excess aggregate contributions.

         (p) In general. If the Committee determines the Plan fails to satisfy the ACP test for a Plan year, it shall distribute or forfeit if appropriate, the excess aggregate contributions, as adjusted for allocable income or loss, no later than the last day of the succeeding Plan Year. However, the Employer will incur an excise tax equal to ten percent (10%) of the amount of excess aggregate contributions for a Plan Year not distributed to (or forfeited by) the appropriate Highly Compensated Employees by 2 1/2 months following the close of that Plan Year. The excess aggregate contributions are the amount of aggregate contributions allocated to the Highly Compensated Employees which cause the Plan to fail to satisfy the ACP test. The Committee shall distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions.

                  The Committee shall determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage to the next highest contribution percentage of any Highly Compensated Employee(s) (but only to the extent necessary to comply with the ACP test, if this amount of reduction would be smaller), then reducing the next group of Highly Compensated Employees who are tied with the greatest remaining contribution percentage (including the Highly Compensated Employee(s) who have already been reduced) until their contribution percentages are equal to that of the next highest Highly Compensated Employee(s), and so on until the ACP test has been complied with.

         (q) Family member aggregation. If family members are aggregated in accordance with Plan Section 2.28(f), then

               (A) if the ACP for such family members was determined under 4.1(e)(3)(d)(A) then:

                    (i) if the family group's contribution percentage is determined under 4.1(e)(3)(d)(A)(I), then the group's excess aggregate contribution, if any, is reduced and allocated among the family members in two steps: (1) the contribution percentage of the Highly Compensated Employees is reduced in accordance with normal rules, but not below the contribution percentage of the group of eligible family members who are not Highly Compensated Employees, and (2) if further reduction of the contribution percentage is necessary, by taking into account the contributions of all the eligible family members and allocating the excess in proportion to the Employee Contributions and Matching Contributions of each family member.

                    (ii) if the family group's deferral percentage is determined under 4.1(e)(2)(d)(A)(II), then the group's excess contribution, if any, is reduced in accordance with normal rules and the excess contributions for the family unit shall be allocated among family members in proportion to the Elective Contributions and Matching Contributions of each family member which was combined to determine the contribution percentage.

               (B) if the ADP for such family members was determined under 4.1(e)(3)(d)(B), which, if relevant, shall be the case in Plan Years beginning after 1990, then the group's excess aggregate contribution, if any, is reduced in accordance with normal rules and the excess aggregate contributions for the family group are allocated among the family members in proportion to the Elective Contributions and Matching Contributions of each family member which was combined to determine the contributions percentage.

         (r) Excess aggregate contributions (plus income, minus loss) are corrected by (1) forfeiting such excess to the extent that it is attributable to forfeitable (i.e non fully vested) Matching Contributions, and (2) distributing the excess to the extent that it is attributable to other Matching Contributions, Employee Contributions or to other amounts which are not forfeitable under the terms of the Plan. The excess will be apportioned between such Matching Contributions and other contributions, if any, on a pro-rata basis. Distributions of excess aggregate contributions may be made notwithstanding any other provision in the law or in the plan. In addition, Matching Contributions during a Plan Year, which are not otherwise treated as excess contributions under ss.401(k) or excess aggregate contributions, shall be forfeited if the contribution to which the Matching Contribution relates is treated as an excess aggregate contribution, an excess contribution under Code ss.401(k), or an excess deferral under Code ss.402(g).

         The Committee shall determine the amount of income or loss allocable to the Highly Compensated Employee's excess aggregate contributions by determining the allocable income for the Plan Year.

         The plan year amount equals: (a) income (or loss) for the plan year allocable to aggregate contributions (and amounts treated as such); multiplying by (b) the excess aggregate contribution for such Employee and divided by (c) the total account balance of the Employee attributable to such contributions as of the end of the plan year minus gains and plus losses allocable to such total for the plan year.

         Allocable income. To determine the amount of the corrective distribution required under this Section, the Committee must calculate the allocable income for the Plan Year in which the excess contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.

         4.1(e)(4): PROHIBITION AGAINST MULTIPLE USE OF THE ADP AND ACP 2.0 FACTORS.

         (a) If

             (i) any highly compensated Employee is eligible to make Elective Contributions under a cash or deferred arrangement maintained by the Employer and contributions to a plan maintained by the Employer subject to Code ss.401(m),

             (ii) the actual deferral percentage (ADP) of the entire group of eligible Highly Compensated Employees (HCE) exceeds 1.25 times the actual deferral percentage ADP of the entire group of eligible non-HCE's,

             (iii) the actual contribution percentage (ACP) of the entire group of eligible Highly Compensated Employees (HCE) exceeds 1.25 times the ACP of the entire group of eligible non-HCE's,

             (iv) the sum of the "adjusted ADP" for the entire group of eligible HCE's plus the "adjusted ACP" for the entire group of eligible HCE's exceeds the "aggregate limit", and

             (v) the contributions fail such other tests provided under the law as set forth in future regulations or IRS promulgations,

         then the plan has a prohibited multiple use of the 2.0 ADP and ACP factors, and this multiple use must be corrected in accordance with subparagraph
(f) below.

         (b) The adjusted ADP shall be determined after using "qualified nonelective contributions" and "qualified matching contributions" to meet the requirements of the ADP test. This is accomplished by adjusting the ADP for corrective distributions of excess deferrals (402(g)) and excess contributions (401(k)), without regard to this subsection, and after any recharacterization of excess contributions required without regard to this multiple use test.

         (c) The adjusted ACP shall be determined after using qualified nonelective contributions and elective contributions to meet the requirements of the ACP test. This is accomplished by adjusting the ACP for corrective distributions of excess deferrals (402(g)), excess contributions (401(k)), and excess aggregate contributions (401(m)), provided that the use of elective contributions to meet the ACP test is limited to the amount necessary to meet the requirements of the plus two and times 2 ACP factor test.

         (d) The aggregate limit is equal to the greater of

               (A) the sum of:

                    i) 1.25 times the greater of (A) the ADP for the eligible non-HCE's or (B) the ACP for the eligible non-HCE's, plus

                    ii) the lesser of (A) 2.0 plus the lesser of the ADP or ACP from i) above, or (B) 2.0 times the lesser of the ADP or ACP from i) above, and

               (B) the sum of:

                    i) 1.25 times the lesser of (A) the ADP for the eligible non-HCE's or (B) the ACP for the eligible non-HCE's, plus

                    ii) the lesser of (A) 2.0 plus the greater of the ADP or ACP from i) above, or (B) 2.0 times the greater of the ADP or ACP from i) above.

         (e) If the Employer maintains two or more cash or deferred arrangements which are not aggregated pursuant to Treasury Regulation ss.1.401(k)-1(b)(5), multiple use shall be tested separately with respect to each such arrangement subject to ss.401(k) and each plan or aggregate group of plans subject to ss.401(m) maintained by the Employer. Similarly, if the Employer maintains two or more plans subject to ss.401(m) which are not aggregated pursuant to Treasury Regulation ss.1.401(m)-1(b)(4), multiple use shall be tested separately with respect to each plan subject to ss.401(m) and each arrangement or aggregated group of arrangements subject to ss.401(k).

         (f) Correction of prohibited multiple use of 2.0 factors. Multiple use, if it exists, must be corrected by the reduction of the actual contribution ratios for all HCE's under the plan or arrangements subject to reduction. This required reduction shall be treated as an excess aggregate contribution under 4.1(e)(C). If excess contributions are treated under the plan as recharacterized Employee contributions, then such amount will be treated as an excess aggregate contribution for this multiple use test.

         4.1.(f). At the discretion of the Employer contributions by the Employer to the Plan provided for in (a) above, may be made in cash, in qualifying Employer securities, as defined in ss.407(d)(5) of ERISA, or in qualifying Employer real property, as defined in ss.407(d)(4) of ERISA, subject to the limitation that no contribution of qualifying Employer securities or qualifying Employer real property, or both, by the Employer in any Plan Year shall be made unless the value of all qualifying Employer securities or qualifying Employer real property, or both, held by the Trust immediately after the contribution is not more than fifty percent (50%) (100% if the Plan is designated as an Eligible Individual Account Plan; 10% if the Plan is designated as a Money Purchase Pension or Target Benefit Pension Plan) of the value of the Trust Fund immediately after the contribution.

         4.2 EMPLOYEE CONTRIBUTIONS.

         (a) Unless prohibited in the adoption agreement, then subject to the consent of the Committee, each Participant in the Plan shall have the right to make Voluntary Contributions to the Plan from time to time in any amount which is limited in accordance with Plan Sections 4.1(e)(3) and 4.1(e)(4). The Participant's Voluntary Contribution shall also be subject to the limitations of
5.5 and 5.6 of the Plan.

         (b) Voluntary Contributions may be made by payroll deductions expressly authorized by the Participant in writing or by such other method as may be agreed upon between the Participant and the Employer. Voluntary Contributions will be turned over to the Trustee by the Employer at such intervals as may be agreed upon between the Employer and the Trustee.

         (c) In addition to any other account, the Committee shall maintain a separate Optional Account in the name of each Participant. Such Optional Account will consist of the Voluntary Contributions of a Participant received by the Trustee and revalued from time to time as provided in Article 8. At its discretion, the Committee may instruct and authorize the Trustee to segregate the assets of the Trust Fund attributable to some or all of the Optional Accounts. Any amounts in the Participant's Optional Account shall be at all times fully (100%) Vested.

         (d) Upon thirty (30) days written notice to the Plan Administrator, a Participant may withdraw from the Trust, as of any Valuation Date, an amount not to exceed the lesser of (1) the aggregate of the Voluntary Contributions he has made to date, reduced, however, by any prior withdrawals therefrom, or (2) the net value of his Optional Account. Any amount in excess of the aggregate of the Participant's Voluntary Contributions from time to time shall be distributed only at such time as the Participant is eligible to receive a distribution of his Vested interest, if any, in his Regular Account. Plan Administrators are advised that certain distributions made prior to the date the Participant attains age 59 1/2 may be subjected to an excise tax.

         (e) Special discrimination tests for Voluntary Contributions and Matching Contributions are set forth at 4.1(e)(3) and 4.1(e)(4) above.

         (f) No contribution will be required of any Participant under this Plan.

         (g) A separate account will be maintained by the trustee for the nondeductible employee contributions of each participant.

         (h) Employee contributions and earnings thereon will be nonforfeitable at all times.

         4.3. ROLLOVER CONTRIBUTIONS.

         (a) With the written consent of the Committee, and if so provided in the adoption agreement, any Participant (or non Participant Employee if permitted in the adoption agreement) may contribute to a Rollover Account for the Participant either (1) part or all of a Participant's qualifying rollover distribution as defined in Code ss.402(a) from a qualified retirement plan maintained by a former Employer, excluding contributions made by the Participant as a Participant in such plan; or (2) the value of any Individual Retirement Account as defined in Code ss.408 that was established solely as a conduit for the qualifying rollover distribution received from a qualified retirement plan of any former Employer, excluding any contributions made by the Participant to such plan account or the IRA.

         (b) As a condition to making the rollover contribution, the Participant shall present a written certification, in form satisfactory to the Committee, stating substantially: (1) the amount so contributed is an amount described in
(a)(1) or (a)(2) above; (2) no portion of such amount consists of contributions made by the Participant; and (3) if such amount is being paid by the Participant personally, it was received within the prior sixty (60) calendar days as a qualifying rollover distribution from such other plan or Individual Retirement Account.

         (c) No contribution to a Rollover Account will be accepted which consists, in whole or in part, of insurance policies with respect to which future premium payments are or may become due unless the Committee is satisfied that there are sufficient other assets being transferred so as to make maintenance of such policies feasible without violation of any limitations set forth in 9.1.

         (d) Direct Inter-Plan Transfers. Any Participant may, with the written consent of the Committee, and if so provided in the adoption agreement, direct the appropriate funding agency or fiduciary of any qualified retirement plan of a former Employer to distribute directly to the Trustee such Participant's entire interest in the distributing plan, exclusive of contributions made by the Participant as an Employee or Participant thereunder. Upon receipt of such a distribution, the Trustee shall establish a Rollover Account on behalf of the Participant in whose behalf such distribution was received.

         (e) The adoption agreement may provide that rollovers or direct transfers to or from the Plan are not allowed.

         4.4. CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED
              PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT.

         (a) If a partially-vested Participant receives a distribution of the entire present value of the Participant's nonforfeitable Accrued Benefit, the distribution is completed no later than the close of the second year immediately following the year the Participant separates from the service of the Employer, such distribution is made on account of that separation from service (or in the case where the Employee voluntarily elects to receive the immediate distribution, the distribution is made on termination of the Employee's participation in the plan), and the distribution is made before he resumes employment covered under this plan, then the distribution is a cash-out distribution. A cash-out distribution shall result in an immediate forfeiture of the nonvested portion of the Participant's Accrued Benefit. A partially-vested Participant is a Participant who is not fully vested in his accrued benefits. If any Participant has no nonforfeitable Accrued Benefit and suffers a forfeiture of an Accrued Benefit greater than $0, then such Participant shall also be treated as having received a cash- out distribution, and shall be treated as having repaid the full amount of the cash-out distribution attributable to Employer contributions on the date of his reemployment by the Employer.

         (b) RESTORATION AND CONDITIONS UPON RESTORATION. A partially-vested Participant who is re-employed after receiving a cash-out distribution shall have the right to repay the Trustee the full amount of the cash-out distribution attributable to Employer contributions, in which case the Committee must restore his Accrued Benefit due to Employer Contributions, under the requirements of this Section 4.4. Subject to the conditions of this Paragraph (b), if a Participant makes the cash-out distribution repayment, the Committee shall restore his Accrued Benefit attributable to Employer contributions to the same dollar amount as the dollar amount of his Accrued Benefit on the Accounting Date, or other valuation date, immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Accrued Benefit shall include restoration of all Code ss.411(d)(6) "protected benefits" with respect to that restored Accrued Benefit, in accordance with applicable Treasury regulations.

         The Committee shall not restore a re-employed Participant's Accrued Benefit under this paragraph if:

          (1) the distribution was on account of the Employee's separation from service, and such repayment is not made before the end of whichever of the following ends earlier:

                    (a) Five (5) years after the first day the Participant is subsequently employed, or

                    (b) The close of the first period of Five Consecutive 1 Year "Breaks in Service" commencing after the distribution.

          (2) the distribution occurs for a reason other than on account of the Employee's separation from service, and such repayment is not made before 5 years after the date of the distribution, or

          (3) The distribution was not less than the amount of his accrued benefit determined under the same "protected form of benefit" as the distribution was made.

         (c) TIME AND METHOD OF RESTORATION. If none of the three (3) conditions preventing restoration of the Participant's Accrued Benefit applies, the Committee shall restore the Participant's Accrued Benefit as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Accrued Benefit, the Committee, to the extent necessary, shall allocate to the Participant's Accounts:

          (1) First, the amount, if any, of Participant forfeitures of terminated Employees of the Employer.

          (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

          (3) Third, the normal Employer Contribution under 4.1(a) for the Plan Year to the extent made under a discretionary formula.

         To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Committee to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Section 4.1, such additional amount as is necessary to enable the Committee to make the required restoration. If, for a particular Plan Year, the Committee must restore the Accrued Benefit of more than one (1) reemployed Participant, then the Committee shall make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants. The Committee shall not take into account the allocation(s) under this Section 4.4 in applying the limitation on allocation under Article 5.

         The adoption agreement may provide that such reinstatement shall be made without the Participant making such repayment.

         The adoption agreement may alternatively provide that no forfeitures may take place until the conclusion of five consecutive one-year breaks in service. In this alternative case, a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution and at any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

                          X = P(AB + (R x D)) - (R x D)

         For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

         4.5. DEDUCTIBLE VOLUNTARY CONTRIBUTIONS.

         (a) No Deductible Voluntary Contributions are permitted for Plan Years beginning after December 31, l986.

         (b) In addition to any other account, the Committee shall maintain a separate Deductible Voluntary Contribution Account in the name of each Participant who has made a Deductible Voluntary Contribution.

         (c) Upon thirty (30) days written notice to the Plan Administrator, a Participant may withdraw from the Trust, as of any Valuation Date, an amount not to exceed the lesser of: (1) the aggregate of the Deductible Voluntary Contributions he has made to date, reduced, however, by any prior withdrawals therefrom and (2) the net asset value of his Deductible Voluntary Contribution Account. Any amount in excess of the aggregate of the Participant's Deductible Voluntary Contributions from time to time shall be distributed only at such time as the Participant is eligible to receive a distribution of his Vested interest, if any, from his Regular Account, but in no event later than the taxable year in which the Participant attains age 70 1/2.

         4.6. LIMIT OF DUTY. The Committee, Plan Administrator and Trustee shall be under no duty to determine the correctness of, or to enforce the collection of, any Employer or Participant contribution.

         4.7. AGGREGATION OF PROFITS. The Committee shall have the authority to (but shall not be required to) impose a contribution formula on the Sponsoring Employers and to aggregate the profits of the Sponsoring Employers for the purpose of determining the amount of contribution any Employer is permitted to make. Any Employer, with the consent of the Committee, shall have the right to make a contribution to the Plan from its accumulated or current profits to be held for the benefit of the Employees of any other Employer. Any exercise by the Committee of this discretionary authority granted shall be made subject to the limitations of Code ss.404(a)(3)(B).

         4.8. TIMING FOR CONTRIBUTIONS. All Employer contributions must be made within the time prescribed by Code ss.404(a)(6) for obtaining a federal tax deduction for the Plan Year. Finally, contributions made by Employees as elective deferrals to a 401(k) plan or voluntary after-tax contributions, must be deposited into the Trust as soon as administratively feasible, but never beyond 90 days after receipt.

         4.9 MATCHING CONTRIBUTIONS. The Employer may in addition to each of the contributions described above, make matching contributions either to encourage elective contributions under this 401(k) plan, or to encourage voluntary after-tax contributions if otherwise permitted under this Plan, or both. The adoption agreement may specify specific terms, conditions, limitations and vesting requirements for these matching contributions. If the adoption agreement provides that the amount of matching contribution each year is discretionary then the Employer may make matching contributions elective contributions at any specified level. The Employer may set more than one rate.

         If the Employer does not declare that it will make a matching contribution prior to the time that the Employees under the plan make elections, then the matching contribution will not be permitted if it is discriminatory in favor of highly compensated Employees.

         If this Plan is designated as a 401(k) and Thrift Plan, matching contributions are made only to Eligible Employees under 4.1(e)(2)(b) who make elective contributions and to Eligible Employees under 4.1(e)(3)(b) who make Voluntary or Mandatory Contributions; and since matching contributions may be made as to these two different contribution types, the adoption agreement shall specify the amount of matching attributable to each type of contribution; or if the matching contributions are discretionary, the Employer shall make these determinations administratively. If this Plan is designated as a 401(k) plan, and not a Thrift Plan, then all matching contributions shall be made only to Eligible Employees under 4.1(e)(2)(b) who make elective contributions. If this Plan is designated as a Thrift Plan and not a 401(k) Plan, then all matching contributions shall be made only to Eligible Employees under 4.1(e)(3)(b) who make Voluntary or Mandatory Contributions.

         The adoption agreement may specify that only Non-Highly Compensated Employees or Non-Key Employees receive matching contributions.

         4.10. FAILSAFE CONTRIBUTIONS. If permitted in the adoption agreement, the Employer may elect to contribute to the Failsafe Account of each Participant either a stated dollar amount or a set percentage of each Participant's Uniform Compensation. Such Contribution must be made no later than the date that will entitle such Contributions to be taken into account in computing the ADP test under 4.1(e)(2), if utilized, the ACP test under 4.1(e)(3), if utilized, or the Multiple use test under 4.1(e)(4), if appropriate. These contributions may, if so desired, be made only to Non-Highly Compensated Employees or Non-Key Employees who are eligible Employees under the various tests.

         Notwithstanding section 5.1, contributions made pursuant to sections 4.1(a) may be designated to any extent by the Employer as contributions under this Section 4.10. The Committee may utilize separate accounts for these Failsafe contributions; one for the ADP test under Code ss.401(k)(3) and another for the ACP test under Code ss.401(m).


                 5. ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

         5.1. CONTRIBUTIONS.

         (a) The Employer contribution under 4.1(a), if any, shall be allocated to those Participants designated as entitled to share in such contribution in accordance with the adoption agreement. The allocation formula shall also be set forth in the adoption agreement. Any such allocated amount shall be credited to the Participant's Regular Account. This Account is subject to the vesting schedules set forth in adoption agreement section 6.2.

         (b) If the Employer or an Affiliate has, in addition to this Plan, another Employee benefit plan which is integrated with the Federal Insurance Contributions Act, then for purposes of this section, the two plans shall be treated as one plan and the extent of integration for both plans shall not exceed 100%.

         (c) In any Plan Year in which the Plan is a Top Heavy Plan, there shall be allocated to each Non-Key Employee's Regular Account the Employer contribution specified in Plan Subsection 4.1(c).

         (d) The Employer contribution, if any, for the Plan Year under 4.1(d) in the case of an Elective Contribution made through a Salary Reduction Election, or the amount otherwise allocated to the Regular Account but treated as an Elective Contribution under a Cash or Deferred Election pursuant to 4.1(d) shall be allocated exclusively to that Participant's Savings Account. This Account shall always be fully vested.

         (e) Matching Contributions under Plan Section 4.9, if any, shall be allocated to the Participant's Matching Account. This Account shall always be fully vested, except that the Employer may specify in the adoption agreement that these contributions will be subject to the vesting schedule under 6.2(b) (or 6.2(c), if the Plan is Top Heavy).

         (f) Failsafe Contributions under Plan Section 4.10, if any, shall be allocated to the Participant's Failsafe Account. This Account shall always be fully vested.

         (g) Employee Voluntary Contributions under Plan Section 4.2 shall be allocated to that Participant's Optional Account. This Account shall always be fully vested.

         5.2. FORFEITURES. Forfeitures shall be allocated in the manner set forth in the adoption agreement.

         5.3. PARTICIPANT DIRECTED INVESTMENTS. The Plan Administrator, in its sole discretion, may determine that all Participants be permitted to direct the Trustee as to the investment of all or a portion of their interest in any one or more of their individual Account balances. If the Plan Administrator so permits, then Participants may, subject to a procedure established and applied in a uniform and nondiscriminatory manner, direct the Trustee in writing to invest any portion of such Accounts in specific assets or other investments permitted under the Plan. That portion of the Account will be segregated in a special Directed Investment Account which will not share in Trust earnings and losses but which will be separately credited with earnings, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to that Account.

         To the extent permitted under ERISA ss.404 and any regulations issued thereunder, the Trustee is relieved of any fiduciary responsibility for any portion of a Participant's Account which is held as a Directed Investment Account.

         5.4. EMPLOYER SUSPENSE ACCOUNT. Any portion of the Employer contribution and Forfeitures which would be allocated to a Participant's Account but for 5.5 and 5.6, shall be reallocated among the remaining Participants in the same manner as provided in 5.1(a). To the extent there remains an amount which cannot be allocated in that Plan Year, the Committee shall direct the Trustee to establish a separate Suspense Account on behalf of the Employer for such amount. The Employer shall allocate the amount in the Suspense Account as of the next succeeding Plan Anniversary Date and each succeeding Anniversary Date until it has allocated any and all amounts in the Suspense Account. The Suspense Account shall not be increased for net gains or decreased by net losses. Any and all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year.

         5.5. DEFINED CONTRIBUTION PLAN LIMITATIONS.

         (a) The amount of Annual Additions which can be made to the Combined Accounts of a Participant for any Limitation Year shall not exceed the lesser of: (1) 25% of his Total Compensation, and (2) $30,000, or, if greater, one quarter of the dollar limitation placed on benefits under Defined Benefit Plans pursuant to Code ss.415(b)(1)(A) as adjusted by Code ss.415(d).

         (b) Annual Additions shall be determined by aggregating all Defined Contribution Plans maintained by the Employer and all Affiliates during the Limitation Year.

         (c) The Committee shall return to the Participant before the end of the Limitation Year any Voluntary Contribution made by the Participant, not increased by net gains nor decreased by net losses, to the extent necessary to reduce the Annual Additions for the Limitation Year to the maximum amount provided in (a) above. Any Employer contribution or Forfeitures which exceed the maximum amount provided in (a) above shall be allocated under 5.4.

         (d) For the purpose of determining Total Compensation in Paragraph
(a)(1) above, in the case of a Participant:

               (1)  who is Totally and Permanently Disabled;

               (2) who is not an officer, owner or highly compensated Employee, and

               (3) with respect to whom the Employer elects in such manner as the Secretary of the Treasury may prescribe to have this Section apply; Total Compensation will include the Compensation such Participant would have received for the Plan Year if such Participant was paid at the rate of Compensation paid immediately before becoming Totally and Permanently Disabled. If the Employer so elects, then all contributions made with respect to amounts treated as Compensation due to such election will be fully vested.

         (e) If the Limitation Year is less than 12 months because of a change in the Limitation Year, the Annual Additions Limitation will be determined by multiplying the $30,000 limitation (or larger limitation as the Secretary of the Treasury may prescribe) by a fraction having as its numerator the number of months in the short Limitation Year and as its denominator the number 12.

         (f) The limitation under (a)(1) shall not apply to (1) any contribution for medical benefits (within the meaning of Code ss.419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or (2) any amount otherwise treated as an Annual Addition to an individual medical account under Code ss.415(1)(2), maintained by the Employer.

         (g) In the event that the Employer or an Affiliate maintains another Defined Contribution Plan, then if the Limitations of this Section would be violated in the aggregate, reductions in the amounts allocated to the Participant's Accounts shall be made to the extent necessary by reducing allocations to the Accounts of Participants in the plans and in the order specified in the adoption agreement.

         (h) Correction of Annual Additions Limitation. If, as a result of a reasonable error in determining the amount of elective deferrals an Employee may make without violating the limitations of Sections 5.5 and 5.6 of the Plan, an Excess Amount results, the Committee will return the Excess Amount (as adjusted for allocable income) attributable to the elective deferrals. The Committee will make this distribution before taking any corrective steps pursuant to Sections 4.1(e) and 7.7 of the Plan. The Committee will disregard any elective deferrals returned under this Section for purposes of Sections 4.1(e) and 7.7.

         5.6. DEFINED BENEFIT AND DEFINED CONTRIBUTION PLAN LIMITATION

         (a) If a Participant is also a Participant in a Defined Benefit Plan maintained by the Employer or an Affiliate, in any Plan Year in which this Plan is not a Top Heavy Plan or Super Top Heavy Plan, the decimal equivalent of the sum of the fractions determined under (1) and (2) below for all Defined Benefit Plans and Defined Contribution Plans maintained by the Employer and any Affiliate in which the Participant participates shall not exceed 1.0.

               (1) Defined Benefit Fraction. A fraction, the numerator of which is the projected annual benefit of the Participant under all Defined Benefit Plans of the Employer and any Affiliate and the denominator of which is the lesser of: (A) the product of 1.25 multiplied by the maximum dollar limitation determined under Code ss.ss. 415(b) and (d); and (B) one hundred forty percent (140%) of the Participant's average Compensation for his high three Plan Years, including any adjustments under Code ss.415(b). Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Benefit Plans maintained by the Employer or Affiliates which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit plans individually and in the aggregate satisfied the requirements of Code ss.415 for all Limitation Years beginning before January 1, 1987.

               (2) Defined Contribution Fraction. A fraction, the numerator of which is the sum, as of the end of the Plan Year, of the actual Annual Additions to the Participant's Combined Accounts under Defined Contribution Plans of the Employer and any Affiliate for the current and all prior Limitation Years (including annual additions attributable to the Participant's nondeductible Employee contributions to all Defined Benefit plans, whether or not terminated, and the Annual Additions attributable to all welfare benefits funds under Code ss.419(e) and individual medical accounts under Code ss.415(l)(2)) and the denominator of which is the sum for such Plan Year and for each such prior Year of Service with the Employer and any Affiliate of the lesser of (A) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions to the Participant's Accounts permitted by law or regulation for all Defined Contribution Plans for such Plan Year; and (B) thirty-five percent (35%) of the Participant's Total Compensation for such Plan Year.

         (b) In any Plan Year in which the Plan is a Top Heavy Plan and the company contribution under 4.1 (to those Non-key Employees entitled to receive the defined contribution minimum under 15.1) is not at least four percent (4%) of each such Non-Key Employee's Total Compensation, the denominator of the fraction for Defined Benefit Plans and the denominator of the fraction for Defined Contribution Plans in (a) above shall be determined by substituting 1.0 for 1.25 in (1)(A) and (2)(A) above. If in any Plan Year a non-key Employee is covered under both a defined contribution and a defined benefit plan then seven and one-half percent (7 1/2%) shall replace four percent (4%) in the preceding sentence.

         (c) In any Plan Year in which the Plan is a Super Top Heavy Plan, the denominator of the fraction for Defined Benefit Plans and the denominator of the fraction for Defined Contribution Plans in (a) above shall be determined by substituting 1.0 for 1.25 (1)(A) and (2)(A) above.

         (d) The Annual Addition for any Limitation Year beginning before January 1, l987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

         (e) If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more Defined Contribution Plans maintained by the Employer or an Affiliate which were in existence on May 6, 1988, the numerator of the Defined Contribution Fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0. Under this adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code ss.415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         (f) The computation of the fractions shall be made in accordance with regulations, transitional rules, and authoritative IRS promulgations.

         (g) If the limitations of this Plan Section are exceeded, then contributions to the Defined Contribution Plan and/or benefits from the Defined Benefit Plan shall be reduced so as to maximize the Employer's deductible contributions to such plans in the aggregate.

         5.7. AGGREGATE COMPENSATION. The Plan Administrator shall have complete authority to promulgate uniform rules regarding (1) aggregation of an Employee's Compensation earned during the Plan year with Compensation paid by any Employer or affiliate and (2) allocation of an Employee's Compensation to any Employer based on length of employment of the Employee with such Employer.

         5.8. SEPARATE PLANS OF AFFILIATES. If a Participant of the Employer transfers to an Affiliate or if an Employee from an Affiliate transfers to the Employer, then for purposes of allocating Employer contributions and Forfeitures, Compensation shall include only that Compensation earned by the Employee while employed by the Employer.


                                   6. VESTING

         6.1 VESTING. Except as otherwise provided in this Plan or adoption agreement, a Participant shall be fully (100%) vested in the value of each of his Accounts except his Regular Account.

         6.2. REGULAR ACCOUNT

         (a) A Participant shall be fully (100%) Vested in the value of his Regular Account upon the occurrence of any of the following events, provided such event occurs while he is an Employee:

               (1)  his Normal Retirement Date;

               (2)  his death;

               (3)  his Total and Permanent Disability.

               (4) the partial or total termination of this Plan or the complete discontinuance of Company contributions to this Plan; provided that if a Participant has separated from service before the Plan so terminates such Participant has not incurred five consecutive one-year breaks in service and the Plan has not yet treated such Participant's non-vested Accounts as a Forfeiture, then his Regular Account shall become 100% vested without regard to whether the termination occurs while such Participant is an Employee.

               (5) if so provided in the adoption agreement, his early retirement due to his attainment of his Early Retirement Age, if provided by the plan. See 2.18.

         (b) A Participant who is not described in (a) above shall, except as provided in (c) below, be Vested in the value of his Regular Account according to the Vesting Schedule specified in the adoption agreement.

         (c) For any Plan Year in which the Plan is a Top Heavy Plan, a Participant not described in (a) above shall be Vested in the value of his Regular Account in accordance with the Vesting Schedule designated for Top Heavy Plan Status in the adoption agreement, if such designated schedule is required.

         For any Plan Year in which this Plan is a Top-Heavy Plan, one of the minimum vesting schedules as elected by the Employer in the adoption agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Code ss.4ll(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code ss.4l6 and benefits accrued before the Plan became Top-Heavy.

         Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this section does not apply to the Accounts of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's Account balance attributable to Employer contributions and Forfeitures will be determined without regard to this section.

         (d) The Sponsoring Employers may provide for a transitional vesting schedule for Plan Years prior to 1989. This shall apply to all Participants who had one Hour of Service after the effective date of this Plan (or effective date of this restatement, if this Plan is a restatement).

         6.3. DETERMINATION OF YEARS OF VESTING SERVICE.

         If a former Employee has a One Year Break in Service, is reemployed and meets the eligibility requirements for participation under Article 3, then the Years of Vesting Service prior to his or her One Year Break in Service shall be aggregated with his or her Years of Vesting Service subsequent to such One Year Break in Service, subject to the following:

         (a) Years of Vesting Service of an Employee prior to a One Year Break in Service will be taken into account only if that Employee completes a Year of Vesting Service after his or her return.

         (b) Years of Vesting Service after a Participant has Five Consecutive One Year Breaks in Service shall not be taken into account in determining the vested percentage or Vested Amount of such Participant in any Employer Contribution made prior to the Five Consecutive One Year Breaks in Service.

         (c) In the case of a Participant who is not Vested in his Regular Account, Years of Vesting Service before any period of consecutive One Year Breaks in Service will be taken into account only if the number of consecutive One Year Breaks in Service within such period is less than the greater of:

              (1) 5, or

              (2) the aggregate number of Years of Vesting Service before such period.

         6.4. EMPLOYEE SUSPENSE ACCOUNT. If any reemployed Participant again incurs a Break in Service before he is fully (100%) Vested, the Vested portion of any Suspense Account established in accordance with 4.4 shall be the decimal equivalent of the fraction, the numerator of which is the Participant's Nonvested percentage as of the date he incurred a Break in Service minus his current Nonvested percentage, and the denominator of which is his Nonvested percentage as of the date he incurred a Break in Service. If the Participant again terminates employment and becomes reemployed with the Company under circumstances which result in another Suspense Account being established, the Participant shall be Vested in his Suspense Account determined as provided in this paragraph.

         6.5. VESTING AFTER AMENDMENT.

         (a) If an amendment changes the Vesting Schedule of this Plan, or directly or indirectly affects the computation of the nonforfeitable percentage of a Participant's benefits derived from Employer contributions, (determined pursuant to Labor Department Regulations Part 2530) such Participant, who has completed at least three (3) Years of Vesting Service at the end of the election period specified below, may make an irrevocable election to have such Participant's nonforfeitable percentage of Employer contributions computed without regard to such amendment. The election period shall start on the date such amendment is adopted, and end 60 days following the latest of the following dates: (1) the date the amendment is adopted; (2) the date the amendment is effective; and (3) the date written notice of the amendment is given to the Participants. If the Participant fails to make an election described above during the election period, he shall be subject to the Vesting Schedule provided by the amendment, but shall not forfeit any Vested benefits. The election shall not be available to a Participant whose nonforfeitable percentage under the Plan, as amended at any time, cannot be less than such percentage determined without regard to such amendment.

         (b) If any amendment to the Plan or change in the Company's fiscal year results in a change in the applicable computation period for calculating a Participant's Years of Vesting Service, the nonforfeitable percentage of the Participant's benefit derived from Employer contributions shall not be less on any date after such change than such nonforfeitable percentage would be in the absence of such change. Double crediting of service shall not be required unless failure to do so would violate the terms of this paragraph.

         (c) If a Participant is not credited with at least one Hour of Service in any Plan Year beginning after 1988 (or such later year that ss.1113 of the Tax Reform Act of 1986 first applies) then paragraph (a) shall be amended by deleting the words "three (3) Years" and inserting "five (5) Years".


                                 7. DISTRIBUTION

         7.1. DISTRIBUTION COMMENCEMENT DATE.

         (a) Subject to (b), (c) and 7.3 and 7.7 below, the Committee shall set the starting date of distribution from the Regular, Optional and other Accounts of the Participant for as soon as administratively practicable following the date or events set forth in the adoption agreement. The adoption agreement may also specify that different Accounts of a single Participant, or portions of the Participant's Accounts, are subject to different distribution starting dates.

         (b) Distribution of the accounts of a Participant shall begin within 60 days after the latest of: (1) the last day of the Plan Year in which he attained age 65; (2) the last day of the Plan Year in which he dies or terminates his employment with the Company; and (3) the tenth anniversary of the year in which the Participant commenced participation in the Plan. A Participant may elect, in writing, to defer the date distribution is otherwise required to begin under this Paragraph, if such deferral is in compliance with (c) below. The failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable under Plan section 7.7 is deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

         (c) Distribution of the accounts of a Participant shall begin no later than that Participant's required beginning date. Generally, each Participant's required beginning date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 and 1/2. For Participant's who attain age 70 and 1/2 before January 1, 1988, the required beginning date (I) if the Participant is not a Five Percent Owner is the April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70 and 1/2 occurs; and (II) if the Participant is a Five Percent Owner during any year beginning after December 31, 1979 is April 1 of the calendar year following the calendar year in which the Participant attains age 70 and 1/2 or the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a Five Percent Owner or the calendar year in which the Participant retires. The required beginning date of a Participant who is not a Five Percent Owner who attains age 70 and 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990. An individual is treated as a Five Percent Owner under this subsection if that individual meets the requirements of section 2.26 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 and 1/2 or any subsequent Plan Year.

         Notwithstanding the above, the Committee shall defer the distribution of a Participant who was eligible to make and who made a timely election which complied with the requirements of ss.242(b) of the Tax Equity and Fiscal Responsibility Act of l982, as amended, in accordance with such election, provided that the deferral was permitted by the Code and the Plan at the time of election and the deferral would not otherwise disqualify the Plan. If a valid election later fails to meet the requirements of such ss.242(b), the Committee shall immediately begin distribution in accordance with 7.2 and 7.3. If this designation is revoked or changed (other than through the mere substitution or addition of another beneficiary which does not alter the period over which distributions are to be made under the designation directly or indirectly) the Trust must distribute by the end of the calendar year following the calendar year of revocation or change the total amount not yet distributed which would have been required to have been distributed under Code ss.401(a)(9) and the regulations (as set forth under 7.3., including in Calendar Years beginning after December 31, 1988 the rules set forth in Treasury Regulation ss.1.401(a)(9)-2. In the case in which an amount is transferred or rolled over from one plan to another plan the rules in Treasury Regulation ss.1.401(a)(9)-1, Q&A J-2 and J-3 shall apply.

         To the extent that distributions are required under this subsection, they shall be made in accordance with the minimum distribution rules contained in Treasury Regulation ss.1.401(a)(9)-1 and the incidental benefit rules contained in Treasury Regulation ss.1.401(a)(9)-2, and these provisions as well as all transitional rules and effective dates are incorporated by reference herein.

         (d) Notwithstanding any provisions of this Plan to the contrary (except Plan Sections 7.1(b) and 7.3) in no event shall the distribution of benefits be made to a Participant so as to cause the Trust to incur any penalty or capitalization charge for early withdrawal or premature liquidation of an investment. The Trustee shall make every reasonable effort to comply with any Participant request for distribution of benefits under the Plan and shall attempt, insofar as possible, to structure investments so as to anticipate the liquidity needs of the Trust with respect to benefit payments.

         7.2. FORM OF DISTRIBUTION.

         (a) Except as otherwise provided in this Section or in Section 7.7, all distributions under this Plan shall be made in one of or a combination of the forms of distribution permitted under the adoption agreement, and as selected by the Participant. The distribution options set forth in the adoption agreement are available only if the present value of the Participant's nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500. Any annuity contract distributed herefrom shall be nontransferable, and shall comply with the terms and requirements of this Plan.

         (b) Distributions described in Subsection (a) may be made in cash or in kind or partly in each, provided that distributions made in kind will be distributed at fair market value.

         (c) If the Participant dies before his vested account balances are completely distributed to him, then such vested account balances shall be paid in full to that Participant's surviving spouse, or to a designated beneficiary pursuant to a "Qualified Election", described in Subsection (d)(4) below. The amount to be paid shall be reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant.

         (d) Notwithstanding the foregoing, if (i) this Plan is a Pension Plan, or if the adoption agreement so designates that the Survivor Annuity rules automatically apply, or (ii) with respect to any Participant: (A) the Plan contains an option to pay benefits in the form of a life annuity and the Participant exercises his option to select a Life Annuity, or (B) the Plan is a direct or indirect transferee of a Pension Plan or a Stock Bonus or Profit Sharing Plan which under law is required to provide for a life annuity form of payment to the Participant, or if this Plan is used to offset benefits in any Plan which under law is required to provide for a life annuity form of payment to the Participant; then for that specific Participant and for those specific funds the following distribution rules shall apply:

              (1) The provisions of this Subsection (d) shall apply to any Participant who is credited with at least one Hour of Service with the company on or after August 23, 1984. Subject to (e) below, Participants not covered hereunder may elect the distribution options described above.

              (2) Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the Annuity Starting Date, a Participant's vested account balance will be paid in the form of a joint and survivor annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

              (3) Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a participant dies before the Annuity Starting Date, then 100% of the participant's vested account balance shall be applied toward the purchase of a Preretirement Survivor Annuity for the life of the surviving spouse. The surviving spouse may direct the commencement of benefits under this Preretirement Survivor Annuity within a reasonable time after the Participant's death.

              (4) Definitions for purposes of this section:

                   (A) Election period: The period which begins on the first day of the plan year in which the participant attains age 35 and ends on the date of the participant's death. If a participant separates from service prior to the first day of the plan year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation. The adoption agreement may specify that Participants who will not have attained age 35 by the end of any current Plan Year may elect an optional form of benefit other than a Preretirement Survivor Annuity if such elections cease to apply upon the beginning of the Plan Year in which the Participant attains age 35, the notice requirements of (5) below are met and the waiver is made pursuant to a Qualified Election. Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35, subject to new waivers made in full compliance with this Section 7.2.

                   (B) Earliest retirement age: The earliest date on which, under the plan, the participant could elect to receive retirement benefits. If the Plan provides for distributions of voluntary contributions which commence upon the Participant's separation from service, the earliest retirement age is the earliest age at which the Participant could separate from service and receive a distribution. The death of the Participant is treated as a separation from service. If the Plan provides for in-service distributions, the earliest retirement age is the earliest age at which an in-service distribution may be made. If the Plan provides for both types of distributions, the earliest retirement age is the earlier of the age determined under the separate rules above.

                   (C) Qualified election: A waiver of a Joint and Survivor Annuity or a Preretirement Survivor Annuity. The waiver must be in writing and must be consented to by the participant's spouse. Any waiver of these annuities shall not be effective unless: (a) the Participant's spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse's consent acknowledges the effect of the election ; and (d) the spouse's consent is witnessed by a Plan Representative or a notary public. Additionally, a Participant's waiver of the Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). Notwithstanding this consent requirement, if the participant establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse, the spouse is legally incompetent and the legal guardian of such spouse consents, the Participant and spouse are legally separated or the Participant has been abandoned under local law and the Participant has a court order to that effect and a Qualified Domestic Relations order does not provide to the contrary, or the spouse cannot be located, then a waiver will be deemed a qualified election.

         Any consent necessary under this provision (or the establishment that consent of such spouse is not required) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirements of further consent of such spouse must acknowledge that the spouse has the right to limited consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received the required notices.

         After the Participant's death, and subject to Plan Section 7.3, a beneficiary may, if the choice is unanimous among all designated beneficiaries change the optional form of benefit if payments of the benefit have not commenced.

                   (D) Spouse (surviving spouse): The spouse or surviving spouse of the participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in ss.414(p) of the Code. Except as provided in a Qualified Domestic Relations Order, if a Participant divorces his spouse prior to the Annuity Starting Date, any elections made while the Participant was married to his former spouse remain valid unless the Participant changes them or is remarried. The Sponsoring Employer may, in the adoption agreement, provide that no individual shall be considered to be a spouse or surviving spouse unless he or she was married to the Participant for a least one year ending on the date of the participant's death or if earlier the Annuity Starting Date.

                   (E) Annuity Starting Date: is the first day of the first period for which an amount is paid as an annuity or any other form.

              (5) Notice Requirements.

                   (A) In the case of a Joint and Survivor Annuity as described in Subsection (b), the Plan Administrator shall provide each participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of: (i) the terms and conditions of a joint and survivor annuity;
(ii) the participant's right to make and effect of an election to waive the joint and survivor annuity form of benefit; (iii) the rights of a participant's spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity; (v) a general explanation of the eligibility conditions and other material features of the optional forms of payment; and (vi) sufficient additional information to explain the relative value of the optional forms of benefits available under the Plan.

                   (B) In the case of a Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant a written explanation of such annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of the preceding paragraph relating to a Joint and Survivor Annuity. Such notice shall be provided in the period described in (I) through (V) below and which, with respect to a Participant, ends last:

                       (I) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                       (II) a reasonable period after the individual becomes a Participant;

                       (III) a reasonable period ending after the Plan ceases to fully subsidize the cost of the Preretirement Survivor Annuity with respect to the Participant, in the case of a Participant who had been subject to full subsidization of these annuities; and

                       (IV) a reasonable period ending after the Preretirement Survivor Annuity and Joint and Survivor Annuities of this section first applies to the Participant.

         Notwithstanding the foregoing, notice must be provided in the case of a Participant who separates from service before attaining age 35, within the two year period beginning one year prior to separation and ending one year after separation. If such Participant later returns to service with the Employer, the applicable period for receipt of notice shall be redetermined.

         For purposes of this subparagraph (B), a reasonable period ending after the enumerated events described in (II) (III) and (IV) is the end of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date.

                   (C) Notwithstanding the other requirements of this Subsection
(5), the respective notices prescribed by this section need not be given to a participant if (1) the plan "fully subsidizes" the costs of a joint and survivor annuity or preretirement survivor annuity, and (2) the plan does not allow the Participant to waive the Joint and Survivor Annuity or Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purpose of this Subsection, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

         (e) Special Transitional Rules.

              (1) If any Participant meets all of the following tests, then the rules set forth in (C) and (D) below shall apply:

                   (i) The Participant had at least one Hour of Service under this Plan or a Predecessor Plan on or after September 2, 1974;

                   (ii) The Participant separated from service prior to the first Plan Year beginning after December 31, 1975, and was not reemployed after such date;

                   (iii) As of August 23, 1984, the Participant was alive; and

                   (iv) As of August 23, 1984, the Participant's Annuity Starting Date had not occurred.

              (2) If any Participant meets all of the following tests, then the Participant may elect to have the Preretirement Survivor Annuity Rules of subsections (a) through (e) above apply to his distributions; and in addition the rules of (3) below shall apply:

                   (i) The Participant had at least one Hour of Service under this Plan or a Predecessor Plan in the first Plan Year beginning on or after January 1, 1976;

                   (ii) The Participant has had no Hours of Service with this Plan or a Predecessor Plan on or after August 23, 1984;

                   (iii) When the Participant separated from service he had a nonforfeitable right to any portion of his Account Balance derived from Company contributions, and also had at least 10 Years of Eligibility Service under the Plan;

                   (iv) As of August 23, 1984, the Participant was alive; and

                   (v) As of August 23, 1984, the Participant's Annuity Starting Date had not occurred.

              (3) The respective opportunities to elect (as defined in Subsections (f)(2) and (f)(4) must be afforded to the appropriate participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said participants.

              (4) Any participant who is covered under Subsection (f)(1) of this article shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity if he so elects:

                    A. Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married participant who:

                         (i) begins to receive payments under the plan on or after normal retirement age; or

                         (ii) dies on or after normal retirement age while still working for the employer; or

                         (iii) begins to receive payments on or after the
                               qualified early retirement age; or

                         (iv) separates from service on or after attaining normal retirement age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the plan and thereafter dies before beginning to receive such benefits;

         then such benefits will be distributed under this plan in the form of a joint and survivor annuity, unless the participant has elected otherwise during the election period. The election period must begin at least 6 months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the participant at any time.

              B. Election of early survivor annuity. A participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the joint and survivor annuity if the participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the participant at any time. The election period begins on the later of (1) the 90th day before the participant attains the qualified early retirement age, or (2) the date on which participation begins, and ends on the date the participant terminates employment.

              C. For purposes of this Subsection (f)(4) qualified early retirement age is the latest of:

                  (i) the earliest date, if any, under the plan, on which the participant may elect to receive retirement benefits,

                  (ii) the first day of the 120th month beginning before the participant reaches normal retirement age, or

                  (iii) the date the participant begins participation.

         7.3. TIMING OF DISTRIBUTION. Any distribution commenced under 7.1 in the manner described in 7.2, shall be distributed in accordance with the following restrictions:

         (A) Minimum Distribution Requirements for Participants. The Committee shall not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor shall the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date (set forth at Plan section 7.1(c)), does not satisfy the minimum distribution requirements under Code ss.401(a)(9) and Treasury Regulationss.ss.1.401(a)(9)-1 and 1.401(a)(9)-2. Generally, the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the lesser of (1) the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (in computing a minimum distribution, the Committee shall use the unisex life expectancy multiples under Treasury Reg. ss.1.72-9 Tables V and VI or such other tables as may be permitted under law), and (2)(a) if the distribution is not in the form of a Joint and Survivor Annuity, the Minimum Distribution Incidental Death requirement divisor or maximum period certain set forth in ss.1.401(a)(9)-2, or (b) if the distribution is in the form of a Joint and Survivor Annuity, the factor in (1) shall be used as the denominator, and the Survivor Annuity portion may not exceed the applicable percentage set forth under such regulations.

         The Committee, shall compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy(s) of the Participant and his Spouse. The Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy. The Participant may by written election cause the Plan not to recalculate his life expectancy, his spouse's life expectancy, or both. This election must be made no later than the date that distribution is first required under this part (A) or part (B) below.

         If the Participant's spouse is not his designated Beneficiary, the Committee shall not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor shall the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which provides more than incidental benefits to the Beneficiary. The incidental death benefit rules are generally covered above and are contained in Treasury Regulation ss.1.401(a)(9)-2, and the Committee will administer the plan in a manner consistent with such regulations. For Calendar Years beginning before January 1, 1989, the method of distribution must assure that at least 50% of the present value of the amount available for distribution is paid within the life of the Participant. The Committee shall determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

         If separate beneficiaries are named as beneficiaries of separate Accounts, then these rules shall be applied separately to each such Account.

         (B) Minimum Distribution Requirements for Beneficiaries. If the Participant's death occurs after his Required Beginning Date or, if earlier, the date the Participant commences an irrevocable annuity, the portion of the Participant's benefit which has not been distributed shall be distributed to the Beneficiary at least as rapidly as under the method of payment being used as of the date of his death. If the Participant's death occurs prior to his Required Beginning Date, and the Participant had not commenced an irrevocable annuity, the method of payment to the Beneficiary must provide for completion of payment to the Beneficiary over a period not exceeding: (i) five (5) years after the date of the Participant's death (this period will expire on December 31 of the calendar year which contains the fifth anniversary of the Participant's death); or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Committee shall not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause
(ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2). If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Participant (or surviving beneficiary) may elect, no later than the date that distribution is required to commence under this Paragraph, whether (i) or (ii) shall apply. In the absence of such election, (i) shall apply, however, if the surviving spouse is the beneficiary (ii) shall apply.

         The Committee shall use the unisex life expectancy multiples under Treasury Regulation ss.1.72-9 Tables V and VI (or such other tables as may be permitted under law) for purposes of applying this paragraph.

         The Committee shall recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Participant or the Participant's surviving spouse, may by written election cause the Plan not to recalculate his life expectancy, his spouses life expectancy, or both. This election must be made no later than the date that distribution is first required either under part (A) above or this part (B).

         The Committee shall apply this subsection by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse.

         Upon the Beneficiary's written request, the Committee shall direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

         If separate beneficiaries are named as beneficiaries of separate Accounts, then these rules shall be applied separately to each such Account.

         7.4. SEPARATE INVESTMENT FUND FOR TERMINATED PARTICIPANT. If so provided in the adoption agreement, the Committee at the request of a terminated Employee, shall direct the Trustee to transfer the Participant's Vested interest in his account as of the next Valuation Date to such investment of deposit as may be agreed upon between the Participant and the Committee. Any distributions shall be made out of the Separate Investment Fund and the final distribution shall be the total account balance as of the date of distribution in the Separate Investment Fund. Such Separate Investment Fund shall be considered a Directed Investment under Plan Section 5.3.

         7.5. DISTRIBUTION TO AN IRA OR ANOTHER QUALIFIED PLAN. The Committee, after a distribution is permitted under this Article 7, shall at the Participant's request direct the Trustee to make distribution of the Vested interest of a Participant's account balances under this Plan directly to an Individual Retirement Account (as defined in the Internal Revenue Code and referred to as IRA in this Plan) of a Participant or to the Participant's account or credit in another Qualified Retirement Plan, if such distribution is permitted by law. Neither the Company, the Committee, the Plan Administrator, nor the Trustee shall be liable to the Participant or any other person for any account distributions made in the correct amount to a Participant's IRA or another qualified Plan in accordance with such written request, regardless of any adverse tax consequences which may result to the Participant by reason of such distribution.

         (a) The following applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b) Definitions.

                  (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (iv) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

         7.6. RESTRICTIONS ON IMMEDIATE DISTRIBUTIONS. If the value of a Participant's vested account balance derived from Employer and employee Contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or the survivor, if applicable) must consent to any distribution of such account balance. The consent of the Participant and the spouse shall be obtained in writing within the 90 day period ending on the annuity starting date (which is the first day of the first period for which an amount is paid as an annuity or any other form). The Plan Administrator shall notify the Participant and spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Codess.417(a)(3) (see section 7.2 above), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

         Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Joint and Survivor Annuity while the account balance is immediately distributable. If payment in the form of a Joint and Survivor Annuity is not required with respect to the Participant, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the spouse shall be required to the extent that a distribution is required to satisfy Code ss.ss.401(a)(9) or 415. In addition, upon termination of this PlaN, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's or spouse's consent, be transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code ss.4975(e)(7)) within the same controlled group.

         An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or 62.

         For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code ss.72(o)(5)(B).

         See section 4.4 if the employee later returns to service.

         If a Preretirement Survivor Annuity is the required form of distribution, then the Employee's spouse may obtain an immediate distribution by requesting this in writing from the Plan Administrator; the term "immediate" shall be subject to reasonable administrative delays.

         7.7. DISTRIBUTIONS OF EXCESS DEFERRALS, EXCESS CONTRIBUTIONS AND EXCESS AGGREGATE CONTRIBUTIONS.

         Excess Deferrals under 4.1(e), if utilized, plus earnings and minus losses, shall be distributed by April 15 of the calendar year following the year in which the excess arose for the individual in question, if the individual notifies the Plan on or before the date specified in adoption agreement section 4.1(e)(1).

         Excess Contributions and Excess Aggregate Contributions under Plan Subsection 4.1(e), if utilized, (or 4.2, if utilized) plus earnings and minus losses, shall be distributed to the Highly Compensated Employee to whom attributed, no later than the end of the Plan Year following the close of the Plan Year in which such excess arose, or else an Excise Tax will be due. These amounts must be distributed no later than the close of the Plan Year following the Plan Year in which such excess arose.

         Distributions under this paragraph do not require any Participant or spousal consent and shall be made notwithstanding the existence of a Qualified Domestic Relations Order or any other Plan Section to the contrary.


                                  8. ACCOUNTING

         8.1. VALUATION DATE. As of each Valuation Date (including the Anniversary Date), the Committee will:

              (1) If applicable, determine the dates and amounts of Salary Deferral reductions made by each Participant during the Plan Year.

              (2) Credit the employee's optional account, if any, with his Voluntary Contributions and his Deductible Voluntary Contribution Account with his Deductible Voluntary Contributions.

              (3) Credit the employee's appropriate Accounts for their allocated share of other Company Contributions and Forfeitures.

              (4) Reduce the Participant's appropriate Accounts for any Separate Investment Fund created by the Participant since the last entry date, for any distributions made to him during the Plan Year, and for any insurance premiums paid from his Accounts.

              (5) Make any appropriate adjustments between the accounts which is required by the Plan or the Code. Reallocations under this provision shall not be considered additions to any Account of the Participant until they are reallocated to a specific Account of the Participant.

              (6) Direct the Trustee to separately value each Separate Investment Fund, each other investment which is separately maintained for different Participants, and the general Trust Fund, and allocate earnings and losses among the various classes of investments in an equitable manner among all Participants who have their Accounts invested in the particular class of investment. As of the Anniversary Date of each Plan Year, the Committee first shall reduce Accounts (excluding segregated accounts) for any forfeitures and then, subject to the restoration allocation requirements of section 4.4, shall allocate the net income (or net loss) from the Trust and the increase or decrease in the fair market value of the assets of the Trust for the valuation period to each Participant's Account in the same ratio as such Participant's Account bears to the total of all Participants, Accounts, based on the balance in the Participant's Account as of the most recent Anniversary Date, reduced by any withdrawals or distributions made during such period and increased by the time-weighted value of any additions made to the Participant's Account during such period. Excluded from the above allocation shall be any segregated Accounts and the cash value of any incidental benefit insurance contracts.

              (7) Each different Account of each Participant shall be accounted for separately.

              (8) Any insurance maintained for a Participant shall be accounted for separately.

         8.2. VALUATION OF DEFERRED DISTRIBUTIONS

         When the distributions of part or all of any account balance is deferred beyond the next Anniversary Date, the accounts shall continue to share pro-rata in the gains and losses of the Trust Fund, except as provided in 5.3 or
7.6. The final distribution will be based on the account balance as of the Valuation Date immediately preceding the distribution except that the final distribution (other than the distribution from a Separate Investment Fund) made to a Participant or his Beneficiary more than ninety (90) days after the most recent Valuation Date immediately preceding the distribution shall include interest on the amount of the distribution as an expense of the Trust Fund. The interest shall accrue on such amount at a rate of six percent (6%) per annum from such Valuation Date to the date of distribution. The adoption agreement may provide that no interest will accrue on such deferred distributions.

         In the event that distributions are made to all Participants (other than Participants to whom for whatever reason distributions may not currently be made) on account of the complete Termination of this Plan, the 6% interest factor will be ignored and the Participants accounts will be credited with their fair share of the earnings and losses of the trust fund through the date of distribution.


                            9. PURCHASE OF INSURANCE

         9.1. DESIGNATION BY PARTICIPANT.

         (a) If permitted under the adoption agreement, then with the consent of and in accordance with any rules established by the Committee, a Participant may designate a portion of his Regular, Optional and/or Rollover Accounts to be set aside as a separate account and used to purchase life insurance on his life. For such time as the Participant's Accounts are maintained in the Trust Funds, the designated owner and beneficiary of all life insurance in this separate account shall be the Trustee.

         (b) No amount shall be set aside in any Plan Year for the payment of premiums in which the percent equivalent of the fraction, at any particular time, the numerator of which is the aggregate amounts of insurance premiums paid out of the Participant's accounts and the denominator of which is the aggregate amount of Company contributions which have been allocated to a Participant's accounts for at least two years, if any, exceeds (1) twenty-five percent (25%), in the case of term insurance, or (2) fifty percent (50%) in the case of ordinary life insurance.

         (c) In addition to the limit provided in (b) above, no amount shall be set aside for the payment of annual premiums which exceed twenty-five percent (25%) of the net Company contributions and Forfeitures which have been allocated to the Participant's accounts for less than two years if the amount is set aside for term life insurance, and fifty percent (50%) of such net company contributions and Forfeitures if the amount is set aside for ordinary or whole life insurance which accumulates a cash value.

         (d) The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's designated beneficiary in accordance with the distribution provisions of this plan. A Participant's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with section 7.2, if applicable. However, in the event that this Plan provides that less than a 100% preretirement survivor Annuity is to be provided to the surviving spouse, then that same percentage of the proceeds shall be so paid to the spouse.

         (e) Under no circumstances shall the trust retain any part of the proceeds.

         (f) Any dividends or credits earned on insurance contracts will be allocated to the participant's account derived from employer contributions for whose benefit the contract is held.

         (g) In the event of any conflict between the terms of this plan and the terms of any insurance contract purchased hereunder, the plan provisions shall control.

         9.2. DISTRIBUTION OF POLICY. When a Participant who has life insurance under the Plan incurs a Break in Service for any reason other than death, the Committee shall, after consulting with the Participant, direct the Trustee to do one of the following:

                  (1) surrender the policies, allocating the cash surrender value, if any, to the Participant's accounts;

                  (2) transfer the ownership of the policies to the Participant by subtracting the cash surrender value of the policies from the Vested portion of his accounts. If such Vested portion of his accounts is less than the entire cash surrender value of the policies, the Participant shall pay the difference in cash to the Trustee before the ownership of his policies is transferred and the policies delivered to him;

                  (3) borrow from the insurance company the full cash value of the policies, allocate the amount borrowed between the Participant's accounts and transfer ownership and deliver the policies to the Participant.

         9.3. TERMINATION OF INSURANCE INVESTMENT. When a Participant who has life insurance in his Accounts notifies the Committee, in writing, that he no longer wants to have life insurance in his accounts, the Trustee shall surrender the policies for their cash surrender value, if any, which shall be allocated among the accounts of the Participant.

         9.4. REALLOCATION OF FUNDS. Any allocation from the separate insurance account to a Participant's accounts in accordance with 9.2 and 9.3 shall be pro rata based upon the ratio that the amount set aside from an Account to purchase the insurance bears to the total amount set aside from all the Accounts to purchase the insurance.

         9.5. INSURANCE COMPANY. An insurer shall not be liable for any action taken by, or directions issued by any of the Company, the Plan Administrator, the Committee, or the Trustee under this Plan. In addition, an insurer may assume that the Trustee is as shown in the most recent correspondence with the Company and, until notified, may assume that the Plan has not been amended or terminated.


                    10. AMENDMENT AND TERMINATION OF THE PLAN

         10.1. AMENDMENTS.

         (a) Subject to (b) below, the Sponsoring Employers shall have the authority to amend this Plan and the Trust at any time and from time to time. An amendment to the Trust shall be executed by the Trustee and an authorized officer of the Sponsoring Employers adopting the amendment to be effective. If this Plan is part of a Volume Submitter or Prototype Program, then the Employer may (1) change the choice of options in the adoption agreement, (2) add overriding language in the adoption agreement when such language is necessary to satisfy Code ss.ss. 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed; but if the Employer amends the Plan for any other reason including a waiver of the minimum funding requirements under Code ss.412(d), will not longer participate under the Volume Submitter or Prototype program and will be considered to have an individually designed Plan.

         (b) The amendment shall be subject to the following:

               (1) No amendment may increase the duties or liabilities of the Trustee without its written consent.

               (2) Except as permitted by law, no amendment may provide for the use of funds or assets under this Plan and the Trust Agreement other than for the exclusive benefit of Participants or their Beneficiaries, and no amendment may allow Trust Fund assets to revert to, or be used or enjoyed by any Company or any Affiliate.

               (3) Early retirement benefits or other optional retirement benefits accrued on the date of the amendment and attributable to service before any Plan amendment may not be eliminated or reduced by such amendment; provided such Participant, at any time before or after the amendment, satisfies the conditions for such benefit, in which situation such benefits will be computed and administered under the Plan without regard to the amendment.

               (4) Except as provided by law, no amendment may add restrictions to previously unrestricted benefits accrued on or before the effective date of such amendment.

               (5) No amendment to the plan shall be effective to the extent that it has the effect of decreasing a participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code ss.412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or accrued benefit or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended (including an automatic shift from or to a top-heavy vesting schedule), in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

         10.2. AMENDMENTS REQUIRED BY LAW. Regardless of the provisions of 10.1, the Sponsoring Employer(s) shall have the authority to adopt whatever amendments are necessary to this Plan or the Trust to bring it into conformity with applicable law.

         10.3. TERMINATION OR PARTIAL TERMINATION OF PLAN. The Sponsoring Employers shall have the authority to terminate the Plan or Trust at any time. In the event that the Plan is terminated, partially terminated or contributions are discontinued, all distributions shall be made in accordance with the provisions of Article 7. Each account shall continue to share in the gains of the Trust Fund on each Valuation Date as provided in 8.1 until total distribution of that account has been made.

         10.4. MERGER OR CONSOLIDATION. If the Plan and Trust are merged or consolidated with, or the assets or liabilities are transferred to, any other plan and trust, the benefits receivable by each Participant immediately after such action shall be equal to or greater than the benefits which he would have been entitled to receive if the Plan had terminated immediately before such transfer.


                              11. CLAIMS PROCEDURE

         11.1. CLAIM FOR BENEFITS. A Participant or Beneficiary may make a claim for Plan benefits by filing a written request with the Committee.

         11.2. DENIAL OF CLAIM. If a claim is wholly or partially denied, the Committee shall furnish the Participant or Beneficiary with written notice of the denial within ninety (90) days of the date the original claim was filed. This notice of denial shall specify: (1) the reason for denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional information or requirements needed to be eligible to obtain the defined benefit and an explanation of why such information or requirements are necessary; and (4) an explanation of this claims and review procedure.

         11.3. APPLICATION FOR REVIEW. The Participant or Beneficiary will have sixty (60) days from receipt of the notice of denial in which to make written application for review by the Committee. In the written application, the Participant or Beneficiary may also request a hearing prior to the completion of the review. The Participant or Beneficiary shall have a right to representation, to review pertinent documents, and to submit comments in writing.

         11.4. DECISION ON REVIEW. The Committee shall issue a decision on such review within sixty (60) days after the later of: (a) the date of submission of the application, or (b) the date of the hearing.

         11.5. ADDITIONAL TIME. The Committee may take additional time, as permitted by Department of Labor Regulation ss.2560.503-1, if time is needed to gather data, perform calculations, or reach its decisions in the processing of a claim or review. Prior to the last date action must be taken, the Committee shall inform the Participant or Beneficiary, in writing, of the need for an extension of time.


                         12. DESIGNATION OF BENEFICIARY

         12.1. DESIGNATION. By written designation on a form supplied by the Committee, each Participant may name, or change the name of, a Beneficiary or Beneficiaries who shall receive the value of the Vested interest of his accounts which has not been paid out before the Participant's death. A Beneficiary designation form shall be effective if it is on file with the Committee on the Participant's date of death. A Participant may name multiple beneficiaries, contingent beneficiaries or separate beneficiaries for each separate account or for a specific portion of a specific account.

         12.2. ABSENCE OF DESIGNATION. If there is no Beneficiary designation form on file, or if the designated Beneficiary or Beneficiaries predecease the Participant, benefit payments required under this Plan payable on death will be distributed to the following Beneficiaries in order of priority: (1) to the Participant's surviving spouse, or, if none, (2) to the surviving issue (per stirpes and not per capita), or, if none, (3) to surviving parents of the Participant equally, or, if one is deceased, to the survivor of them, or, if none, (4) to the estate of the Participant.

         12.3. SIMULTANEOUS DEATH. The beneficiary designation may prescribe that if the primary and/or secondary beneficiaries named therein do not survive the Participant for a specified period of time (not in excess of six months) that such beneficiary shall be deemed to have predeceased the Participant.

         12.4 NON-SPOUSE DESIGNATED AS BENEFICIARY. The Participant may designate someone other than his spouse as his beneficiary only to the extent otherwise permitted under Article 7. A new marriage shall render prior beneficiary designations invalid except to the extent provided under a Qualified Domestic Relations Order.


                          13. MISCELLANEOUS PROVISIONS

         13.1. SPENDTHRIFT PROVISION.

         (a) Except as provided in (b) or as otherwise provided by law, benefits payable hereunder and any interest of a Participant, former Participant or Beneficiary in the Trust shall not be subject to assignment, transfer or anticipation or otherwise alienable either by voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, sequestration or other seizure, under any legal or equitable process.

         (b) Nothing in this Plan shall prohibit the Committee from distributing a portion of a Participant's accounts to an alternate payee if the distribution is pursuant to and in accordance with the terms of a qualified domestic relations order determined in accordance with Code ss.414(p). The Committee shall adopt reasonable rules to determine that a domestic relations order is a qualified domestic relations order.

         13.2. PRESUMPTION OF COMPETENCY. Every person receiving or claiming benefits under this Plan shall be presumed to be mentally competent until the date on which the Committee receives a written notice, in form and manner acceptable to it, that such person is incompetent and that a guardian, conservator, or other person charged with his care or the care of his estate has been appointed. If the Committee receives acceptable notice that a person to whom a benefit is payable under this Plan is unable to care for his affairs because of incompetency, any payment due (unless a prior claim for it has been made by duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister or to any person determined by the Committee to have incurred expenses for the incompetent person. Any such payment shall be a complete discharge of the obligation of the Company, Committee, Plan Administrator, and the Trustee to provide benefits under this Plan.

         13.3. NO GUARANTY OF EMPLOYMENT. This Plan shall not be construed as creating or modifying any contract of employment between the Employer and the Employee.

         13.4. MISTAKES.

         (a) The Company may make retroactive equitable adjustments to correct for mathematical, accounting, or factual errors made in good faith during the administration of the Plan. Such adjustments shall be final and binding on all Participants and other parties in interest.

         (b) Regardless of any statement to the contrary in this Plan, any portion of a contribution previously made by the Company may be returned to the Company provided that the right to the return of the contribution arises from a mistake of fact within the meaning of ERISA ss.403(c)(2)(A) and that the portion returnable due to a mistake in fact is returned within one year of the date of contribution. The amount which shall be returned to the Employer shall be the total of: (1) the amount contributed, less (2) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to the excess contribution credited to individual accounts may not be returned to the Company. Losses attributable to the excess contribution shall reduce the amount returned.

         13.5. INDEMNIFICATION. To the extent permitted by law, the Company shall indemnify each member of the Committee and any others to whom the Company has delegated fiduciary duties, except corporate trustees, insurers, or investment advisors, against any and all claims, loss, damages, expense, and liability arising from his responsibilities in connection with the Plan, unless the same are determined to be due to gross negligence or willful misconduct.

         13.6. LIMITATION OF LIABILITY. Neither the Trustee, the Plan Administrator, the Committee, nor the Employer guarantee the Trust Fund in any way against loss or depreciation. The liability of any of these persons, groups of persons, or entities to make any payment under this Plan is limited to the available assets of the Trust Fund.

         13.7. REGULATIONS. Any person acting in a specified capacity under this Plan or Trust, such as the Trustee, Committee, Plan Administrator or investment advisor, if any, may institute, in his discretion, rules and procedures not inconsistent with the terms of the Plan or Trust.

         13.8. DELEGATION OF FIDUCIARY DUTIES. A Fiduciary may employ agents, investment advisors, or counsel to assist him in his duties under this Plan, and may serve in more than one fiduciary capacity under the Plan.

         13.9. ADJUSTMENT FOR REASONABLE COMPENSATION. If, for any Plan Year, the Internal Revenue Service determines that the compensation of a Participant exceeds the amount which can be considered "reasonable" for purposes of the federal income tax return of the Company, then the Committee shall readjust the accounts of all Participants under this Plan to reflect only the reasonable Compensation of such Participant.

         13.10. CROSS-REFERENCES AND HEADINGS. Unless otherwise specified, any reference to an Article, section, subsection or paragraph will be a reference to that Article, section, subsection or paragraph in this Plan. Headings are for the convenience of reference, are not a part of the Plan, and will not influence its construction.

         13.11. CONSTRUCTION. The provisions of the Plan shall be construed as a whole in such manner as to carry out all of the provisions of the Plan. Any interpretations required or discretionary powers granted in connection with this Plan shall be made and exercised in a nondiscriminatory manner, so that all Employees in similar circumstances will be treated alike.

         13.12. SAVINGS PROVISIONS. Whenever possible, the provisions of this Plan shall be construed to comply with Internal Revenue Service, Department of Labor, and other federal or state administrative rules and regulations. If the Department of Labor or the Internal Revenue Service determines at any time that this Plan does not meet these requirements or that it is being administered or interpreted in a manner inconsistent with these requirements, the Company may make the appropriate amendments and/or adjustments, which may be retroactive, to bring the Plan and Trust into compliance with current rules and regulations.

         13.13. COPIES. This Agreement may be executed in any number of copies, each of which will be considered an original.

         13.14. FORFEITURES BEFORE 1985. Notwithstanding Plan sections 4.4 and 7.7, an employee who has a One Year Break in Service prior to the first day of the Plan Year beginning in 1985 shall forfeit all non-vested amounts as of the completion of said One Year Break in Service. The Company shall not reimburse the employee's accounts for any such forfeited amounts unless the employee repays the amounts paid to him on or before he incurs a One Year Break in Service.

         13.15. RETURN TO EMPLOYMENT. If a Participant who retires again becomes a Participant, such renewed Participation shall not result in duplication of benefits. Accordingly, if he has received a distribution of a Vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan pursuant to section 4.4), then his subsequent benefit payments shall be reduced by the Actuarial Equivalent of the prior benefit payments received or to be received. Benefit payments shall cease if this is administratively feasible, but only to the extent consistent with
Article 7, upon such reemployment.

         13.16. FAILURE OF QUALIFICATION.

         (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code ss.401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

         (b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6 and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

         (c) If this Plan is part of a Volume Submitter or Prototype program, and this Plan fails to attain or retain qualification, such plan will no longer participate in such program and will be considered as an individually designed plan.


                                    14. LOANS

         14.1. ELIGIBILITY. If permitted under the adoption agreement, all Participants and Beneficiaries shall be eligible to apply for a loan from the Vested portion of the Participant's accounts. No loans will be made to any shareholder-employee or Owner Employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (subchapter S) corporation who owns (or is considered as owning within the meaning of Code ss.318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation, unless an exemption for such loan is obtained pursuant to ERISA ss.408 or through amendment of such Act and further provided that such loan would not be subject to tax under Code ss.4975.

         14.2. ADMINISTRATION OF LOANS.

         (a) The Committee in its sole discretion, is authorized, upon written request by an eligible Participant or Beneficiary, to approve a loan or loans to the Participant or Beneficiary from a Separate Investment Fund established by the Participant in accordance with Plan section 5.3. The Committee shall exercise its discretion in a uniform and nondiscriminatory manner together with any requirements or restrictions set forth in the adoption agreement or in any formal written loan procedure currently in operation for this Plan, and subject to the following restrictions:

                  (1) Loans must be available to all eligible Participants and Beneficiaries on a reasonable equivalent basis;

                  (2) Loans must not be made available to Highly Compensated Employees in an amount greater than the amount available to other Employees (for years beginning prior to January 1, 1989 this restriction shall apply to highly compensated individuals, officers and shareholders);

                  (3) Loans must be adequately secured and bear a reasonable interest rate;

                  (4) Effective for Loans granted or renewed after October 18, 1989 no more than 50% of the present value of the Participant's vested Account balances or accrued benefit may be considered by the Plan as security for the outstanding balance of all Plan loans made to that Participant or beneficiary.

         (b) Upon approval of such loan application, the Committee shall direct the Trustee to make such loan upon such reasonable and non-discriminatory terms as may be set from time to time by the Committee or as may be set forth in the Adoption Agreement. Such loans shall constitute an investment of the Trust, but interest on the loan and any expense or loss from the loan shall be credited solely to the Separate Investment Fund of the Participant's accounts from which the loan was made.

         14.3. AMOUNTS OF LOANS. The amount available to a Participant and Beneficiary for loans from this Plan and from Plans maintained by the Employer and any Affiliates shall not exceed the lesser of: (1) $50,000 reduced by the highest outstanding balance of such loans during the one year period ending on the day before the date on which such new loan is made, or (2) the greater of one-half of the vested portion of the Participant's Accounts or $10,000. The Vested portion of the Participant's Accounts shall not include the amount of Deductible Voluntary Employee Contributions, in his accounts.

         For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be unreduced.

         14.4 PAYMENTS AND AMORTIZATION. Loans shall provide for level amortization of principal and interest with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Notwithstanding the foregoing, loans made prior to January 1, 1987 which are used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant or a member of his family (within the meaning of Code ss.267(c)(4)) may provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Additionally, loans made prior to January 1, 1987, may provide for periodic payments which are made less frequently than quarterly and which do not necessarily result in level amortization.

         14.5. SPOUSAL CONSENT. If a Preretirement Survivor Annuity or Joint and Survivor Annuity is required, then the spouse (as defined in section 7.2) of the Participant, if any, must consent to the utilization of the Participant's Accounts or Accrued Benefit, if so utilized, as security for the repayment of such loan. The consent must be made in writing during (but no earlier than) the 90-day period ending on the date on which the loan is to be secured and the consent must meet the requirements of a Qualified Election under section 7.2. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance or accrued benefit is used for renegotiation, extension, renewal or other revision of the loan. If these requirements are not satisfied, then for loans made after August 18, l985, no portion of the Participant's Accounts or Accrued Benefit may be used as security for such loan. Notwithstanding the foregoing, in the event that pursuant to law these spousal consents are not required for this particular type of Plan or for a particular Participant, then the Spousal Consents need not be obtained.

         14.6. DEFAULT. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

         14.7. LOANS GRANTED OR RENEWED ON OR AFTER THE LAST DAY OF THE FIRST PLAN YEAR BEGINNING IN 1989. Participant loans granted or renewed on or after the last day of the first Play Year beginning on or after January 1, 1989, the Participant loan program shall be made in accordance with specific Plan provisions contained either in the adoption agreement or in a formal written loan procedure adopted by the Fiduciary administering the loan program. Any such written loan procedure shall be considered a part of this plan, and shall be binding on successor Fiduciaries who have responsibility for administering this loan program until superceded by a different formal written loan procedure. The Plan provisions in the adoption agreement or the formal written loan procedure must contain the following information:

         (a) The identity of the person or positions authorized to administer the Participant loan program;

         (b) A procedure for applying for loans;

         (c) The basis on which loans will be approved or denied;

         (d) Limitations (if any) on the types of loans offered;

         (e) The procedure under the program for determining a reasonable rate of interest;

         (f) The types of collateral which may secure a Participant loan, a Beneficiary loan or a former Participant's;

         (g) The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.


                               15. TOP HEAVY RULES

         15.1. MINIMUM EMPLOYER CONTRIBUTION.

         (a) If this Plan is a Top Heavy Plan in any Plan Year beginning after December 31, l983, Company Contributions under all qualified plans maintained by the Company (including allocated Forfeiture Amounts by excluding Company Contributions under FICA) for Non-Key Employees who are Participants and who have not separated from service by the end of the Plan Year to which such Company Contribution relates, shall be set at a guaranteed minimum rate of Total Compensation of such Non-Key Employees. The guaranteed minimum rate shall be equal to the lesser of three percent (3%) or the highest Company Contribution rate for Key Employees. For purposes of this section, a Non-Key Employee Participant includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because his or her Compensation does not exceed a specified level. Also, for purposes of this section, Non-Key Employees who have become Participants but who during the Plan Year have failed to accumulate 1000 hours of service must receive the guaranteed minimum rate provided they have not separated from service before the end of such Plan Year. To determine the contribution rate, the Plan Administrator shall consider all qualified Defined Contribution Plans maintained by the Employer as a single plan. Elective deferrals under ss.401(k) may not be utilized to satisfy this minimum contribution requirement, although they must be counted in determining whether a top-heavy minimum contribution is required for non-key employees.

         (b) Additional Contribution. If the contribution rate for the Plan Year with respect to a Non-Key employee described in section 15.1 is less than the minimum contribution, the Company will increase its contributions for such Participant to the extent necessary so his or her contribution rate for the Plan Year will equal the guaranteed minimum contribution. The Plan Administrator shall allocate the additional contribution to the Accounts of the Non-Key Employees for whom the Employer makes the contribution.

         (c) Notwithstanding the foregoing, if a Defined Benefit Plan is part of the Aggregation Group, and this Plan enables such Defined Benefit Plan to meet the discrimination tests and minimum participation standards of Code ss.ss. 401(a)(4) and 410, respectively, then the guaranteed minimum rate hereunder shall equal 3%.

         (d) Solely for the purpose of determining if the plan, or any other plan included in a required Aggregation Group of which this plan is a part, is top-heavy (within the meaning of Code ss.416(g)) the accrued benefit of an Employee other than a Key Employee (within the meaning of Code ss.416(i)(1)) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or Affiliates, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code ss.411(b)(1)(C).

         (e) If any Non-Key Employee under this Plan is also covered under a Defined Benefit Plan of the Employer and this Plan and such Defined Benefit Plan are both Top-Heavy during the Plan Year then the top-heavy minimum contribution under (a) shall be the amount specified in the adoption agreement.

         (f) Nothing in this section shall be interpreted as requiring duplicate benefits or contributions to any Non-key Employee.